UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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GENERAC HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

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April 29, 2024
Notice of Annual
Meeting of Stockholders

To the Stockholders of our Company:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders where we will be voting on the below matters.
Items of Business
•
To elect the four nominees named herein as Class III directors;

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To ratify the selection of Deloitte & Touche LLP as our independent, registered public accounting firm for the year ending December 31, 2024;

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To approve, on an advisory, non-binding basis, the compensation of our executive officers; and

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To approve the Amended and Restated 2019 Equity Incentive Plan.

In addition, we will consider any other matters that may properly come before the meeting or any adjournments or postponements of the meeting.
DATE AND TIME: Thursday, June 13, 2024 9:00 a.m. CT
Instructions regarding all methods of voting are contained on any Notice of Internet Availability of Proxy Materials or proxy card provided. If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions you receive from your record holder.
Your vote is important. Whether or not you intend to be present at the meeting, to assure that your shares are represented at the meeting, please vote promptly using one of the methods mentioned below.

WHERE:
Generac Power
Systems, Inc.
S45 W29290 Hwy. 59
Waukesha, Wisconsin 53189
ADMISSION: Holders of record of our common stock at the close of business on April 15, 2024 are entitled to notice of, and to vote at, the annual meeting.

Internet	Telephone	Mail	In Person
Visit the internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions.	Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive.
If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card.
You can deliver a completed proxy card at the meeting or vote in person.
Thank you for your continued support of and interest in the Company. By Order of the Board of Directors, Raj Kanuru Executive Vice President, General Counsel, and Secretary

Important notice:
The Board of Directors (the “Board of Directors” or “Board”) of Generac Holdings Inc. (“Generac,” “we,” “us,” “our,” or the “Company”) is soliciting your proxy to be voted at the Annual Meeting of Stockholders to be held on Thursday, June 13, 2024.
Instead of mailing a printed copy of our proxy materials to each stockholder, we furnish proxy materials to our stockholders over the internet by mailing a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), unless otherwise instructed by the stockholder. The Notice of Internet Availability includes information on where to view all proxy materials online, as well as voting instructions. If you received a Notice of Internet Availability and you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The Notice of Internet Availability was first mailed on or about April 29, 2024 to all stockholders of record as of the record date for the annual meeting, which was the close of business on April 15, 2024.

2024 Proxy Statement

Summary Information
Our Corporate Strategy

GENERAC

POWERING A
SMARTER WORLD

Improve energy resilience and independence

Increase power reliability through onsite generation and storage solutions that provide resiliency for homes, businesses and communities.

Optimize energy efficiency and consumption

Enable sustainable and more efficient power generation and consumption through monitoring, management and lower-carbon solutions.

Protect and build critical infrastructure

Offering innovative solutions that enable and protect next-generation power, communications, transportation and other critical infrastructure.

OUR PEOPLE • CUSTOMER EXPERIENCE• CONTINUOUS IMPROVEMENT • TECHNOLOGY LEADERSHIP

Generac By The Numbers
* A full discussion of our use of non-U.S. generally accepted accounting principles measures to provide a baseline for evaluating and comparing our operating results, and a reconciliation of Adjusted EBITDA to net income can be found in Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

1	2024 Proxy Statement

SUMMARY INFORMATION
Proposals at the Annual Meeting		Board Recommendations:
Proposal 1: Election of Class III Directors Robert D. Dixon William D. Jenkins, Jr. David A. Ramon Kathryn V. Roedel	Pages 4-9	FOR each director nominee
Proposal 2: To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024	Page 62	FOR
Proposal 3: To approve, on an advisory, non-binding basis, the compensation of our executive officers	Page 64	FOR
Proposal 4: To approve the Amended and Restated 2019 Equity Incentive Plan	Page 65	FOR

2	2024 Proxy Statement

SUMMARY INFORMATION
Our 2023 Business Highlights and Performance
Our financial results in 2023 were mixed.
Key Components and Design of the Executive Compensation Program
* A full discussion of our use of non-U.S. generally accepted accounting principles measures to provide a baseline for evaluating and comparing our operating results, and a reconciliation of Adjusted EBITDA to net income can be found in Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

3	2024 Proxy Statement

Proposal 1 — Election of Class III Directors

The nominees for election as Class III Directors at the 2024 annual meeting are described below, each of whom has been nominated by the Board of Directors. If elected, each of the nominees is expected to serve for a three-year term expiring at the annual meeting of stockholders of the Company in 2027 and until their respective successors have been elected and qualified.
The Board of Directors recommends a vote FOR the Company’s nominees for Class III Directors.

Our Board of Directors is divided into three classes, with each class serving a consecutive three-year term. The term of the current Class III Directors will expire on the date of the 2024 annual meeting, subject to the election and qualification of their respective successors. The Board of Directors expects that each of the nominees will be available for election as a director. However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may nominate.
In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership, courage, and diversity in all aspects of that term, including differences of perspective, professional experience, education, skills, and other individual qualities, such as gender, race and ethnicity, and sexual orientation.
The following table provides the composition of each of our committees:
Director	Audit Committee	Human Capital and Compensation Committee	Nominating and Corporate Governance Committee
Marcia Avedon		C	X
John Bowlin		X
Robert Dixon	X		C
William Jenkins		X
Andrew Lampereur	C
Bennett Morgan (L)		X	X
Nam Nguyen			X
David Ramon	X		X
Kathryn Roedel	X		X
Dominick Zarcone	X	X
“C” = Chairperson
“L” = Lead Director

4	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
Our directors and nominees bring a broad range of skills, experiences, and perspectives to our board. The below tables and graphics summarize the skills and experiences that bring value to our company.

5	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
The following biographies describe the business experience of each director. Following the biographical information for each director below, we have listed qualifications that, in addition to those discussed above, the Board of Directors considered in determining whether to recommend the director be nominated for reelection.
Nominees for Election
Class III Directors
ROBERT D. DIXON
Age: 64 Director Since: 2012
EXPERIENCE & QUALIFICATIONS
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2014-2016: Chairman and CEO of Natural Systems Utilities LLC, a distributed water infrastructure company

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2012-2014: Chief Executive Officer of Seven Seas Water Corporation, an international services corporation

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1983-2011: Held various leadership roles at Air Products and Chemicals, Inc., including Senior Vice President & General Manager

Other Board Service
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Former Director of Valicor Environmental Services, a private equity-owned company that is one of the largest providers of nonhazardous wastewater treatment services in North America.

Mr. Dixon brings to Generac over 30 years of global management, operations and finance experience. Mr. Dixon has significant prior experience working in the energy industry, including specifically within the industrial gas sector on various clean energy initiatives. Mr. Dixon also brings vast international experience to Generac, having managed international operations for the majority of his career, including spending several years working overseas in Asia.
Mr. Dixon earned a Bachelor of Business Administration from Miami University and a Master of Business Administration from Pennsylvania State University. He also attended the Advanced Management Program at INSEAD in Fontainebleau, France.

6	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
WILLIAM D. JENKINS, JR.
Age: 58 Director Since: 2017
EXPERIENCE & QUALIFICATIONS
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2021-Current: President of Palo Alto Networks, a public cybersecurity firm

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2012-2021: President & Chief Executive Officer of Barracuda Networks, a private network technology company

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1998-2012: Held various positions at EMC Corporation, an information infrastructure company, including President of the Backup Recovery Systems division

Other Board Service
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Former Director of Skydeck Acquisition Corporation, a special purpose acquisition company focused on media, technology, communications, and digital health companies

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Former Director of Barracuda Networks

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Former Director of Sumo Logic, a public cloud-based machine data analytics company

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Former Lead Director for Apigee Corporation (acquired by Google, Inc.)

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Former Director for Nimble Storage, Inc. (acquired by Hewlett Packard Enterprise Company)

Mr. Jenkins brings to Generac over 10 years of cybersecurity and technology experience, including currently serving as the President of a leading global cybersecurity company.
Mr. Jenkins holds a Bachelor of Science in General Engineering from the University of Illinois and a Master of Business Administration from Harvard Business School.

7	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
DAVID A. RAMON
Age: 68 Director Since: 2010
EXPERIENCE & QUALIFICATIONS
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2019-Current: Investment Partner in Gratitude Railroad, an ESG alternative investment capital firm

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1998-Current: Founder and Managing Partner of Vaduz Partners, a private investment firm

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2014-2018: Chairman and Chief Executive Officer of Diversified Maintenance, a specialized facility services company

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2000-2007: President and Chief Executive Officer of USA.NET, Inc.

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1997-1998: President, Coleman Outdoor Recreation Group

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1994-1997: Held various senior management positions, including President and Chief Operating Officer of New World Television, Inc.

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1982-1994: Executive Vice President and Chief Financial Officer of Gillett Holdings, Inc.

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Prior to 1982: Arthur Young & Company

Other Board Service
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Current Director of Sagent-CTAM Holdings, Inc., a leading network solutions provider

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Former Director of Diversified Maintenance

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Former Director of New World Communications Group, Inc.

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Former Director of USA.NET, Inc.

Mr. Ramon brings to Generac more than 30 years of broad management, operations, and investment experience with established consumer product markets, emerging companies in cloud computing and software services, and in enterprises that deliver positive social and environmental impact. Mr. Ramon also brings significant leadership and financial experience, having served as Chief Executive Officer, Chief Operating Officer, President or Chief Financial Officer for a number of privately held and public companies. Mr. Ramon’s work as a founder and managing partner of a private investment firm gives him significant and valuable capital markets experience.
Mr. Ramon earned a Bachelor of Business Administration in Accounting from the University of Wisconsin.

8	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
KATHRYN V. ROEDEL
Age: 63 Director Since: 2016
EXPERIENCE & QUALIFICATIONS
•
•
2005-2016: Held various leadership roles at Sleep Number Corporation (formerly Select Comfort Corporation), a manufacturer of mattresses and sleep-related products, including

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Executive Vice President and Chief Services and Fulfillment Officer

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Executive Vice President, Product and Service, and

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Senior Vice President, Global Supply Chain.

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1983-2005: Held various leadership roles at GE, including

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General Manager, Global Supply Chain Strategy, GE Healthcare,

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General Manager, Global Quality and Six Sigma, GE Healthcare,

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Vice President Technical Operations and Director/Vice President of Quality Programs for GE Clinical Services, a division of GE Healthcare, and

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Various roles in Sourcing, Engineering, and Manufacturing at GE Information Services and GE Healthcare.

Other Board Service
•
Current Lead Director of Columbus McKinnon Corporation, a public company that designs and manufactures precision material handling systems

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Former Director of The Jones Family of Companies, a private, family-owned manufacturer serving the mattress and janitorial industries

Ms. Roedel brings to Generac extensive leadership experience across B2B and B2C sophisticated technology products and services and consumer/retail businesses. Ms. Roedel has held several senior level management positions, giving her significant experience in strategic growth and development and human resources/talent management. Ms. Roedel has over 30 years of expertise that includes extensive risk management, regulatory compliance, operations, and supply chain experience.
Ms. Roedel graduated with a Bachelor of Science in Mechanical Engineering from Michigan State University.

9	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
Other Members of the Board of Directors
Including the nominees, the Board of Directors currently consists of eleven directors, each of whom, other than the nominees, is described below. The terms of the Class I Directors expire at the 2025 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors. The terms of the Class II Directors expire at the 2026 Annual Meeting of Stockholders, subject to the election and qualification of their respective successors.
Class I Directors
JOHN D. BOWLIN
Age: 73 Director Since: 2006
EXPERIENCE & QUALIFICATIONS
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2008-2011: Consultant to CCMP Capital Advisors, LLC, a private equity investment firm

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1985-2003: Held various leadership positions with Philip Morris Companies, Inc. and Miller Brewing Company, including

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President, Oscar Mayer Food Corporation,

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President and Chief Operating Officer, Miller Brewing Company,

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President and Chief Operating Officer, Kraft Foods North America,

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President and Chief Executive Officer, Kraft International, Inc., and

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President and Chief Executive Officer, Miller Brewing Company.

Other Board Service
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Current Director of Cerity Partners, a leading, national registered financial advisory firm

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Former Director of the Schwan Food Company, Quiznos, and ChupaChups

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Former Director and Non-Executive Chairman of

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Vitamin Shoppe, Inc.,

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Spectrum Brands, and

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Pliant Corporation.

Mr. Bowlin brings to Generac extensive leadership skills and operational experience having served in several executive positions, including as Chairman, Chief Executive Officer and Chief Operating Officer for a number of privately held companies and divisions of public companies. With over 30 years in leadership roles in the consumer products industry, Mr. Bowlin’s background also provides Generac with significant strategic growth and development expertise.
Mr. Bowlin holds a Bachelor of Business Administration from Georgetown University and a Master of Business Administration from Columbia University.

10	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
AARON P. JAGDFELD
Age: 52 Director Since: 2006 Chairman Since: 2016
EXPERIENCE & QUALIFICATIONS
•
2008-Current: President and Chief Executive Officer of Generac

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2007: President of Generac, responsible for sales, marketing, engineering, and product development

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2002-2006: Chief Financial Officer, Generac

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1994-2001: Finance Department, Generac

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Prior to 1994: Audit Practice, Deloitte & Touche, LLP

Other Board Service
•
Current Director of The Hillman Group, a public company providing complete hardware solutions

As the Chief Executive Officer and the only management representative on the Board, Mr. Jagdfeld provides valuable insight to the Board regarding the day-to-day business issues facing the Company. Since joining the Company, he has navigated a number of achievements, including our initial public offering, the significant increase in sales, numerous acquisitions, and our international expansion. Mr. Jagdfeld has extensive finance and operational experience and has high-level leadership experience in several prior positions. Mr. Jagdfeld holds a Bachelor of Business Administration in Accounting from the University of Wisconsin-Whitewater.

ANDREW G. LAMPEREUR
Age: 61 Director Since: 2014
EXPERIENCE & QUALIFICATIONS
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2000-2017: Executive Vice President and Chief Financial Officer, Actuant Corporation, a global diversified company that designs and manufactures industrial products and systems

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1999-2000: Applied Power (Actuant) Business Development Leader

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1998-1999: Vice President and General Manager-Distribution, Gardner Bender (Actuant subsidiary)

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1996-1998: Vice President Finance, Gardner Bender

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1993-1996: Corporate Controller, Actuant Corporation

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Prior to 1993: Held various financial positions with Fruehauf Trailer Corporation, Terex Corporation, and Price Waterhouse

Other Board Service
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Former Director of Jason Industries, Inc.

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Former Director of Robbins & Myers

Mr. Lampereur brings extensive financial experience to Generac. Mr. Lampereur has over 26 years of senior-level financial experience in a variety of businesses complementary to Generac, including as a chief financial officer and director of a public company.
Mr. Lampereur graduated with a Bachelor of Business Administration in Accounting from St. Norbert College.

11	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
NAM T. NGUYEN
Age: 48 Director Since: 2022
EXPERIENCE & QUALIFICATIONS
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2020-Current: Chief Operating Officer, Generate Capital, a leading sustainable infrastructure company

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2013-2020: Executive Vice President, SunPower Corp., a solar power products company

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Prior to 2013: Vice President of Global Business Development at First Solar and held various positions in investment banking, working in New York, Singapore and Los Angeles

Ms. Nguyen brings to Generac over 20 years of experience as an executive leader in renewable energy and sustainable infrastructure. Ms. Nguyen specializes in P&L management, international market expansion, business development, sales strategy and operations, and financing. Working in the domestic and international solar sector, Ms. Nguyen has led startup and expansion projects, specifically driving revenue and scaling businesses in new markets. Ms. Nguyen’s background with solar power and renewable energy markets provides Generac with valuable expertise and strategic insight within key areas of Generac’s business. Ms. Nguyen also brings significant international experience, having worked in Latin America and Singapore.
Ms. Nguyen graduated with a Bachelor of Arts in Economics from Columbia University and a Master of Business Administration from Harvard University.

12	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
Class II Directors
MARCIA J. AVEDON, PH.D.
Age: 62 Director Since: 2019
EXPERIENCE & QUALIFICATIONS
•
2022-Current: Founder and CEO, Avedon Advisory, LLC

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2020-2022: Executive Vice President, Chief Human Resources, Marketing, & Communications Officer for Trane Technologies, a climate control innovation company focusing on heating and cooling in buildings, homes, and transportation (previously Ingersoll-Rand, plc)

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2007-2020: Senior Vice President of Human Resources, Communications, and Corporate Affairs for Ingersoll-Rand, plc, leading global human resources, public affairs, corporate social responsibility, communications, and strategic marketing

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2002-2006: Chief Human Resources Officer at Merck, a global pharmaceutical company

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1995-2002: Held increasingly responsible leadership positions in Human Resources and Communications for Honeywell International, a global diversified company

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Prior to 1995: Held positions in Human Resources at Anheuser-Busch Companies and as a consultant with Booz, Allen & Hamilton

Other Board Service
•
Current Director of Acuity Brands, Inc., a publicly traded industrial technology company

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Current Director of Cornerstone Building Brands, a private manufacturer of exterior building products

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Former Director of GCP Applied Technologies, a global manufacturer of construction products

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Former Director of Lincoln National Corporation, a Fortune 500 financial services company

Ms. Avedon brings to Generac extensive expertise on global human resources and human capital topics. Ms. Avedon has over 30 years of experience leading organizational transformation, talent and succession management, culture change, corporate social responsibility, and communications.
Ms. Avedon earned a Bachelor of Arts in Psychology from the University of North Carolina at Wilmington, and a Master’s Degree and Ph.D. in Industrial and Organizational Psychology from George Washington University.

13	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
BENNETT J. MORGAN
Age: 60 Director Since: 2013
EXPERIENCE & QUALIFICATIONS
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2005-2016: President and Chief Operating Officer, Polaris Industries Inc., a manufacturer of power sports vehicles (“Polaris”)

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2004-2005: Vice President and General Manager, ATV Division, Polaris

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2001-2004: General Manager, ATV Division, Polaris

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1997-2001: General Manager, PGA Division, Polaris

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1987-1997: Held various marketing, product development, and operations positions at Polaris Industries

Mr. Morgan brings to Generac extensive leadership skills. Having served in senior roles as President and Chief Operating Officer for a public company, Mr. Morgan has over 25 years of expertise in international consumer durables products, dealer distribution, product development, and innovation. Serving in these leadership roles provides Mr. Morgan with in-depth knowledge of strategic growth and development and company oversight, including talent development, product development, engineering, and manufacturing operations.
Mr. Morgan earned his Bachelor of Science in Economics from St. John’s University and Master of Business Administration from the Carlson School of Management at the University of Minnesota.

14	2024 Proxy Statement

PROPOSAL 1 — ELECTION OF CLASS III DIRECTORS
DOMINICK P. ZARCONE
Age: 65 Director Since: 2017
EXPERIENCE & QUALIFICATIONS
•
2017-Current: President and Chief Executive Officer of LKQ Corporation1, a global distributor of vehicle parts and accessories

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2015-2017: Chief Financial Officer, LKQ Corporation

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2011-2015: Managing Director and Chief Financial Officer of Baird Financial Group, a capital markets and wealth management company, and certain of its affiliates

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2011-2015: Treasurer of Baird Funds, Inc., a family of fixed income and equity mutual funds managed by Robert W. Baird & Co. Incorporated, a registered broker/dealer

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1995-2011: Managing Director of the Investment Banking department of Robert W. Baird & Co. Incorporated

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1986-1995: Held various positions with investment banking company Kidder, Peabody & Co., Incorporated, most recently as Senior Vice President of Investment Banking

Other Board Service
•
Current Director of LKQ Corporation

Mr. Zarcone brings to Generac extensive management and leadership experience, serving in senior leadership roles as Chief Executive Officer and Chief Financial Officer of a public corporation. Mr. Zarcone has also held senior leadership roles as Managing Director and Chief Financial Officer of privately held companies. Mr. Zarcone has over 35 years of expertise in investment banking, wealth management, and capital markets bringing significant financial expertise to Generac.
Mr. Zarcone earned his Bachelor of Science in Finance from the University of Illinois at Urbana-Champaign and Master of Business Administration from the University of Chicago Graduate School of Business.

1
Dominick Zarcone will be retiring from LKQ Corporation as of June 30, 2024.

15	2024 Proxy Statement

Corporate Governance
Board of Directors Independence Standards for Directors
Pursuant to our Corporate Governance Guidelines and Principles, a copy of which is available on our website at www.generac.com, the Board of Directors is required to affirmatively determine whether our directors are independent under the listing standards of the New York Stock Exchange (“NYSE”), the principal exchange on which our common stock is traded.
During its annual review of director independence, the Board of Directors considers all information it deems relevant, including without limitation any transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board of Directors also considers the recommendations of the Nominating and Corporate Governance Committee, which conducts a separate independence assessment of all directors as part of its nomination process for the Board of Directors and its respective committees. The purpose of this review is to determine whether any such relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. The Board of Directors has not adopted any “categorical standards” for assessing independence, preferring instead to consider all relevant facts and circumstances in making an independence determination including, without limitation, applicable independence standards promulgated by the NYSE.

16	2024 Proxy Statement

CORPORATE GOVERNANCE
Committees of the Board of Directors
Our Board of Directors has three standing committees: an Audit Committee, a Human Capital and Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors has adopted charters for each of its standing committees. Copies of our committee charters are posted on our website at www.generac.com.
Audit Committee
Members	Key Responsibilities	(11 Meetings in 2023)
ANDREW G. LAMPEREUR (Chair) ROBERT D. DIXON DAVID A. RAMON KATHRYN V. ROEDEL DOMINICK P. ZARCONE
The Audit Committee, among other items, assists the Board of Directors in fulfilling its responsibility relating to the following:
•
the integrity of our financial statements,

•
our systems of internal controls and disclosure controls and procedures,

•
our compliance with applicable law and ethics programs,

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the annual independent audit of our financial statements,

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review and assessment of the Company’s policies, practices, strategies, goals, and public reporting related to those environmental, social, and governance (“ESG”) matters falling within the Audit Committee’s responsibilities, and

•
the evaluation of financial and enterprise risks, including areas related to legal compliance and ethics, cybersecurity, and certain other functional areas.

The Board has determined that each of Messrs. Dixon, Lampereur, Ramon, and Zarcone is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation SK, and the Board is satisfied that all members of our Audit Committee have sufficient expertise and business and financial experience necessary to effectively perform their duties as members of the Audit Committee. The Board has determined that all members of the Audit Committee meet the NYSE and SEC definitions of independence.
In connection with its review of the Company’s financial statements, the Audit Committee receives reports from the Company’s Chief Financial Officer and the Company’s independent registered public accounting firm regarding significant risks and exposures and assesses management’s steps to minimize them. The Audit Committee also reviews material legal and regulatory matters and compliance with significant applicable legal, ethical, and regulatory requirements, and receives reports from the Company’s General Counsel relating to these matters.

In discharging its duties, the Audit Committee has the sole authority to select, retain, oversee, and terminate, if necessary, the independent registered public accounting firm, review and approve the scope of the annual audit, review and preapprove the engagement of our independent registered public accounting firm to perform audit and non-audit services, meet independently with our independent registered public accounting firm and senior management, review the integrity of our financial reporting process, and review our financial statements and disclosures and certain SEC filings and financial press releases.
The Audit Committee formally met eleven times in 2023, and members of the Audit Committee also met informally among themselves, with management and with other members of the Board from time to time. Decisions regarding audit-related matters were approved by our Board after considering the recommendations of the Audit Committee and its members. The Audit Committee maintains a committee charter and meets with our independent registered public accounting firm without management present on a regular basis.

17	2024 Proxy Statement

CORPORATE GOVERNANCE
Human Capital and Compensation Committee
Members	Key Responsibilities	(5 Meetings in 2023)
MARCIA J. AVEDON (Chair) JOHN D. BOWLIN WILLIAM D. JENKINS, JR. BENNETT J. MORGAN DOMINICK P. ZARCONE
The Human Capital and Compensation Committee:
•
oversees the Company’s plans, policies, and programs relating to human capital management and corporate culture, including diversity, equity, and inclusion, to help ensure the Company is seeking, developing, and retaining human capital appropriate to meet the Company’s needs,

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reviews, assesses, and advises the Board regarding the Company’s policies, practices, strategies, and goals with respect to those ESG matters falling within its responsibilities,

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plays an integral role in the Company’s processes and procedures for the consideration and determination of executive and director compensation,

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determines the compensation policies and individual compensation decisions for our executive officers and ensures these policies and decisions are consistent with overall corporate performance,

•
in conjunction with the Nominating and Corporate Governance Committee as needed, reviews the form and amount of director compensation and makes recommendations to the Board related thereto,

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has the authority to approve all stock option grants and other equity awards to our employees, directors, and executive officers,

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reviews and recommends to the Board of Directors the target annual incentive pool, the annual performance objectives for participants, and actual payouts to participants, including the executive officers,

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works with its independent compensation consultant and management in setting compensation to create incentives that encourage an appropriate level of risk taking that is consistent with the Company’s business strategy and maximization of stockholder value,

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reviews and approves annual ESG goals for the CEO and certain executives related to incentive compensation,

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oversees the Company’s Organizational Talent Review process and human capital programs and initiatives to determine whether outcomes are effective and achieve their intended purposes, and

•
reviews management development and executive succession plans, including for the CEO.

The Human Capital and Compensation Committee has decision-making authority with respect to all compensation decisions for our executive officers, including annual incentive plan awards and grants of equity awards. The Human Capital and Compensation Committee is responsible for finalizing and approving the performance objectives relevant to the compensation of our CEO and other executive officers.
The Human Capital and Compensation Committee’s recommendations are developed with input from our CEO and, where appropriate, other senior executives. The Human Capital and Compensation Committee reviews management recommendations and input from compensation consultants, along with other sources of data when formulating its independent recommendations to the Board of Directors. A discussion and analysis of the Company’s compensation decisions regarding the executive officers named in the Summary Compensation Table appears in this proxy statement under the heading “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis.”

18	2024 Proxy Statement

CORPORATE GOVERNANCE
To assist it in performing its duties, the Human Capital and Compensation Committee has the authority to engage outside consulting firms. The Human Capital and Compensation Committee engaged Willis Towers Watson & Co (“Willis Towers Watson”) as its independent compensation consultant through September 2023 and engaged Pay Governance as its independent compensation consultant since October 2023. In their capacity as outside and independent compensation consultants, Pay Governance reports, and Willis Towers Watson previously reported, directly to the Human Capital and Compensation Committee.
The Human Capital and Compensation Committee has sole authority to replace compensation consultants retained from time to time, and to hire additional consultants for the Human Capital and Compensation Committee at any time.
Representatives from outside consulting firms engaged by the Human Capital and Compensation Committee attend meetings of the Human Capital and Compensation Committee, as requested, and communicate with the Chair of the Human Capital and Compensation Committee between meetings.
The Human Capital and Compensation Committee assessed the independence of Pay Governance and Willis Towers Watson pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance and Willis Towers Watson from independently advising the Human Capital and Compensation Committee.
The Human Capital and Compensation Committee reviews and discusses with management proposed Compensation Discussion and Analysis disclosures and determines whether to recommend the Compensation Discussion and Analysis to the Board of Directors for inclusion in the Company’s proxy statement and annual report. The recommendation is described in the Human Capital and Compensation Committee Report included in this proxy statement.
The Human Capital and Compensation Committee formally met five times in 2023, and members of the Human Capital and Compensation Committee also met informally among themselves, with management, with other members of the Board, and with Pay Governance and Willis Towers Watson from time to time. Decisions regarding executive compensation were approved by our Board after considering the recommendations of the Human Capital and Compensation Committee.
Nominating and Corporate Governance Committee
Members	Key Responsibilities	(9 Meetings in 2023)
ROBERT D. DIXON (Chair) MARCIA J. AVEDON BENNETT J. MORGAN NAM T. NGUYEN DAVID A. RAMON KATHRYN V. ROEDEL
The Nominating and Corporate Governance Committee:
•
identifies candidates to serve as directors and on committees of the Board of Directors,

•
develops, recommends, and reviews our Corporate Governance Guidelines and Principles on a regular basis,

•
oversees any necessary search, selection, and hiring process for appointing a new CEO.

•
assists the Board of Directors in its annual review of the performance and effectiveness of the Board of Directors and its committees, and

•
reviews the Company’s ESG policies, practices, and disclosures.

The Nominating and Corporate Governance Committee also undertakes such other tasks delegated to the committee by the Board of Directors.

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CORPORATE GOVERNANCE
Decisions regarding board nominations and corporate governance-related matters were approved by our Board after considering the recommendations of the Nominating and Corporate Governance Committee.
Criteria for Director Nominees
In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill sets and fulfill the qualification requirements of directors approved by the Board of Directors, including integrity, objectivity, sound judgment, leadership and diversity in all aspects of that term, including differences of perspective, professional experience, education, skills, and other individual qualities, such as gender, race, ethnicity, and sexual orientation. Annually, the Nominating and Corporate Governance Committee assesses the composition of the Board of Directors, including the Committee’s effectiveness in balancing the above considerations.
Other than the foregoing, there are no minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to, and a potential or incumbent director will not necessarily satisfy all, the foregoing criteria, and in evaluating a candidate does not distinguish on the basis of whether the candidate was recommended by a stockholder.
Notwithstanding the foregoing, in furtherance of the Committee’s commitment to increasing diversity within the Board of Directors, the Committee and the Board have determined that a focused effort to identify director candidates from underrepresented minority groups will be an important consideration and priority in selecting and nominating director candidates for election as future openings become available on the Board of Directors. Accordingly, the Company’s Corporate Governance Guidelines and Principles include a requirement that any search firm engaged to fill such openings include qualified women, racially or ethnically diverse candidates, and/or other candidates from underrepresented minority groups in all prospective director candidate pools.
Process for Identifying and Evaluating Director Nominees
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for renomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective on the Board. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to renominate a member for reelection, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee based on the criteria listed above. Current members of the Nominating and Corporate Governance Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria set by the Nominating and Corporate Governance Committee. Executive search firms may also be retained to identify qualified individuals.
Stockholders who wish to recommend a candidate for consideration by the Nominating and Corporate Governance Committee may do so by sending the candidate’s name and supporting information to Mr. Robert Dixon, Nominating and Corporate Governance Committee,

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CORPORATE GOVERNANCE
c/o Raj Kanuru, Executive Vice President, General Counsel, & Corporate Secretary, Generac Power Systems, Inc., S45 W29290 Highway 59, Waukesha, Wisconsin 53189. Our Bylaws contain provisions that address the processes by which a stockholder may nominate an individual to stand for election to the Board of Directors. See “NOMINATIONS AND PROPOSALS BY STOCKHOLDERS” below for additional information.
Director Commitments and Board Limitations
Our Corporate Governance Guidelines and Principles state our expectation that directors be prepared to devote the time required to prepare for and attend Board meetings and fulfill their responsibilities effectively. Accordingly, our guidelines state the expectation that directors limit the number of public company boards on which they serve to no more than four additional public boards for non-employee directors who do not serve as an executive officer of a public company, and to one additional public company board in the case of directors who serve as an executive officer of a public company. Directors are also required to notify and obtain approval from the Chairman of the Board and Chairperson of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company or for-profit, private board. The Company monitors compliance with this policy through its annual questionnaire process.
Board of Directors Role in Risk Oversight
Our Board and management continually monitor the material risks facing our Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. Management regularly reports to the Board on its activities in monitoring and mitigating such risks. Overall responsibility for risk oversight rests with our Board. In addition, the Board may delegate risk oversight responsibility to a particular committee in situations in which the risk falls within the committee’s area of focus or expertise. Our Board believes that for certain areas of risk, our Company is better served by having the initial risk evaluation and risk monitoring undertaken by a subset of the entire Board that is more focused on the issues pertaining to the particular risk. For instance, our Human Capital and Compensation Committee assists the Board in evaluating risks relating to social responsibility matters and compensation policies and procedures. Also, our Audit Committee assists the Board in fulfilling the Board’s oversight responsibility relating to the evaluation of financial and enterprise risks, including information security and cybersecurity, environmental, health and safety, product regulatory, and product safety matters. As it deems necessary and on at least an annual basis, the respective committee to which oversight and monitoring of a particular risk has been assigned reports on risk exposures and mitigation strategies with respect to such risk to the entire Board.
Board of Directors Leadership Structure
Aaron Jagdfeld has served as a director of the Company since 2006 and is the Company’s Chairman of the Board, President, and Chief Executive Officer. Bennett Morgan serves as the Board’s independent Lead Director.
The Lead Director has broad responsibility and authority, including to:
•
Review the agendas for and preside over meetings of the independent directors.

•
Preside at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors.

•
Call meetings of the independent directors.

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•
Serve as the principal liaison between the Chairman and the independent directors.

•
Consult with the Chairman regarding:

◦
Information sent to the Board of Directors, including the quality, quantity, appropriateness, and timeliness of such information.

◦
Meeting agendas for the Board of Directors.

◦
The frequency of Board of Directors meetings and meeting schedules, assuring there is sufficient time for discussion of all agenda items.

◦
Development of annual priorities and goals for the Board of Directors.

•
Be available, when appropriate, for consultation and direct communication with stockholders.

•
Select, retain, and consult with outside counsel and other advisors as the Lead Director deems appropriate.

•
In conjunction with both the Human Capital and Compensation Committee and the full Board of Directors:

◦
Annually review the performance of, and provide feedback to, the CEO.

◦
Annually meet with each Director to collect and review feedback.

Periodically, our Board assesses these roles and the Board leadership structure to ensure the interests of the Company and its stockholders are best served.
Our Board has determined that its current structure, with a combined Chairman and CEO role and an independent Lead Director, is in the best interests of the Company and its stockholders at this time based on a number of factors, including:
•
A combined Chairman and CEO structure provides the Company with decisive and effective leadership with clearer accountability to our stockholders and customers.

•
The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board of Directors, and the independent leadership provided by our Lead Director and independent committee chairs.

•
The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management directors, along with the Board’s strong committee system and all directors being independent except for Mr. Jagdfeld, allow it to maintain effective oversight of management and the Company.

Stockholders and other parties interested in communicating directly with Mr. Bennett Morgan as Lead Director may do so by writing to Mr. Bennett Morgan, Lead Director, c/o Generac Holdings Inc., S45 W29290 Highway. 59, Waukesha, Wisconsin 53189.
Attendance at Meetings
It is our policy that each director is expected to dedicate sufficient time to the performance of his or her duties as a director, including by attending meetings of the stockholders, Board of Directors, and committees of which he or she is a member. All then-serving members of the Board of Directors attended the 2023 Annual Meeting of Stockholders.
In 2023, the Board of Directors held six meetings (including regularly scheduled and special meetings) and took action by unanimous written consent from time to time. All incumbent directors attended at least 75% of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

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CORPORATE GOVERNANCE
Stockholder Communications with the Board of Directors
Stockholders and other parties interested in communicating directly with the Board of Directors, whether individually or as a group, may do so by writing to the Board of Directors, c/o Generac Holdings Inc., S45 W29290 Highway 59, Waukesha, Wisconsin 53189. The Secretary will review all correspondence and regularly forward to the Board of Directors all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof, or that the Secretary otherwise determines requires attention. Concerns relating to accounting, internal controls, or auditing matters will immediately be brought to the attention of the Chair of the Audit Committee. We have adopted a Whistleblower Policy, which establishes procedures for submitting these types of concerns, either personally or anonymously through a toll-free telephone “hotline” or web transmission operated by an independent party. Our Whistleblower Policy can be found on the Company’s website at www.generac.com.
Stockholders and other parties interested in communicating directly with Mr. Andrew Lampereur, as Chair of the Audit Committee, may do so by writing to Mr. Lampereur, Chair, Audit Committee, c/o Generac Holdings Inc., S45 W29290 Highway 59, Waukesha, Wisconsin 53189.
Code of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct (the “Code”), that applies to all our directors, officers and employees, including our principal executive officer and principal financial accounting officer. In addition, we have adopted a Supplemental Code of Ethics and Conduct (the “Supplement”) that applies to all our directors and executive officers, including our principal executive officer and principal financial accounting officer. The Code and Supplement are both posted on our website at www.generac.com. Any amendments to, or waivers under, our Code or Supplement which are required to be disclosed by the rules promulgated by the SEC will be disclosed on the Company’s website at www.generac.com.
Corporate Governance Guidelines and Principles
We have adopted Corporate Governance Guidelines and Principles. These guidelines outline the role of our Board of Directors, the composition and operating principles of our Board of Directors and its committees, and our Board of Directors’ working process. Our Corporate Governance Guidelines and Principles are posted on our website at www.generac.com.
Environmental, Social, and Governance Practices
Generac’s purpose is to lead the world’s evolution to more resilient, efficient, and sustainable energy solutions. In furthering that mission, Generac takes seriously its ESG responsibilities and, in the course of its business, encounters and manages a broad range of ESG matters. We understand and appreciate that there is a growing interest in greater ESG disclosure by public companies. To meet these growing expectations, the Company published its 2023 Environmental, Social, and Governance Report (“ESG Report”) in April 2024. The ESG Report can be found at www.generac.com, and will be updated and published on an annual basis.
Political Contributions
It is Generac’s policy that Company funds or assets will not be used to make a political contribution to any political party or candidate, unless approval has been given by the Board of Directors or its authorized designee. Generac did not contribute to any political parties or candidates in 2023. In addition, Generac has not organized or established any political action committee.

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CORPORATE GOVERNANCE
Website Information
Website references and their hyperlinks throughout this document are provided for convenience only, and the content of the referenced websites, including but not limited to the content contained in our ESG Report, is not incorporated by reference into this proxy statement, nor does it constitute a part of this proxy statement.
Human Capital and Compensation Committee Interlocks and Insider Participation
In 2023, the members of our Human Capital and Compensation Committee were Marcia Avedon (Chairperson), John Bowlin, William Jenkins, Bennett Morgan, and Dominick Zarcone. No member of the Human Capital and Compensation Committee was, during 2023 or previously, an officer or employee of Generac or its subsidiaries. In addition, during 2023, there were no Human Capital and Compensation Committee interlocks required to be disclosed.

24	2024 Proxy Statement

Beneficial Ownership of our Common Stock
The following table shows information regarding the beneficial ownership of our common stock as of April 15, 2024, by:
•
each person or group who is known to own beneficially more than five percent of our common stock;

•
each member of our Board of Directors, each nominee for election as a director, and each of our named executive officers; and

•
all members of our Board of Directors and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC, and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
Unless otherwise indicated, the address for each holder listed below is c/o Generac Holdings Inc., S45 W29290 Highway 59, Waukesha, Wisconsin 53189.
Name and address of beneficial owner	Number of Shares	Percentage of Shares
Principal stockholders
The Vanguard Group(1)	6,869,513	11.4%
BlackRock, Inc.(2)	3,652,509	6.0%
Directors and Named Executive Officers(3)(4)
Aaron Jagdfeld	1,098,423	1.8%
York Ragen	249,476	0.4%
Norman Taffe	15,181	*
Erik Wilde	38,793	0.1%
Kyle Raabe	12,111	*
Marcia Avedon	6,145	*
John Bowlin	77,605	0.1%
Robert Dixon	18,278	*
William Jenkins	9,561	*
Andrew Lampereur	23,951	*
Bennett Morgan	27,529	*
Nam Nguyen	2,723	*
David Ramon	34,954	0.1%
Kathryn Roedel	10,799	*
Dominick Zarcone	15,366	*
All members of the Board of Directors and executive officers as a group (17 persons)(5)	1,759,784	2.9%

*
Less than 0.1%

(1)
Based on information obtained from Amendment No. 13 to Schedule 13G filed by The Vanguard Group (“Vanguard”) on February 13, 2024. According to that report, Vanguard

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BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
possesses shared power to vote or to direct the voting of 64,140 of such shares and possesses shared power to dispose or to direct the disposition of 261,229 of such shares and possesses sole power to dispose or to direct the disposition of 6,608,284 of such shares. In addition, according to that report, Vanguard’s business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(2)
Based on information obtained from Amendment No. 10 to Schedule 13G filed by Blackrock, Inc. on January 29, 2024. According to that report, Blackrock, Inc. possesses sole power to vote 3,395,268 of such shares and possesses sole power to dispose 3,652,509 of such shares. In addition, according to that report, Blackrock, Inc.’s business address is 50 Hudson Yards, New York, New York 10001.

(3)
With respect to Messrs. Jagdfeld, Ragen, Taffe, Wilde and Raabe, the number of shares beneficially owned includes 506,246, 113,864, 1,040, 20,896 and 4,142 shares respectively, which may be acquired pursuant to options issued under the equity compensation plan because such options are exercisable within 60 days. The respective number of shares for the individuals mentioned above were in each case also added to the denominator for purposes of calculating the percentage ownership of that individual.

(4)
With respect to Ms. Roedel and Messrs. Ramon, Dixon, Morgan, Lampereur, Jenkins and Zarcone, the number of shares beneficially owned includes 10,799, 5,426, 9,383, 14,458, 17,039, 1,417 and 12,342 Deferred Stock Units, respectively, all of which were issued pursuant to the Company’s Deferred Stock Unit Plan for Non-Employee Directors, effective April 1, 2017.

(5)
With respect to the Company’s other executive officers, the number of shares beneficially owned includes 82,149 shares, which may be acquired pursuant to options issued under the equity compensation plans because such options are exercisable within 60 days. The respective number of shares for the individuals mentioned above were in each case also added to the denominator for purposes of calculating the percentage ownership of that individual.

26	2024 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program. It provides an overview of the 2023 compensation for the following named executive officers (“NEOs”), practices and policies, and how the Human Capital and Compensation Committee (defined as the “Committee” for purposes of this CD&A) made its decisions.
Named Executive Officer	Title
Aaron Jagdfeld	President, Chief Executive Officer & Chairman
York Ragen	Chief Financial Officer
Norman Taffe	President Energy Technology
Erik Wilde	EVP, Industrial Americas
Kyle Raabe	President Consumer Power
2023 Business Highlights & Performance
Our financial results in 2023 were mixed:
* A full discussion of our use of non-U.S. generally accepted accounting principles measures to provide a baseline for evaluating and comparing our operating results, and a reconciliation of Adjusted EBITDA to net income can be found in Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Following three consecutive years of strong double-digit revenue increases driven by the collective efforts of our global team, Generac experienced varying levels of growth across our end markets in 2023. Global Commercial and Industrial (“C&I”) product sales in 2023 reached an all-time record of approximately $1.5 billion, resulting in a nearly 30% compound annual growth rate for the C&I product category over the last three years. Our international segment, which largely consists of C&I product offerings, also delivered record net sales and Adjusted EBITDA during the year. This strength in C&I products partially offset headwinds in our residential product category related to elevated levels of home standby generator field inventories and a strong comparable period that included the benefit of excess backlog reduction. As these challenges eased through the year, our operating performance improved, including a return to

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EXECUTIVE COMPENSATION
year-over-year margin expansion and significant cash flow generation in the second half of 2023. However, a softer than expected consumer environment for home improvement spending and domestic clean energy market weakness resulted in full year residential product sales coming in lower than our initial expectations, and the lower-than-expected sales mix of home standby generators unfavorably impacted our adjusted EBITDA margin performance. The combination of these factors resulted in full-year 2023 financial performance for the company coming in below bonus threshold targets on a consolidated basis.
* A full discussion of our use of non-U.S. generally accepted accounting principles measures to provide a baseline for evaluating and comparing our operating results, and a reconciliation of Adjusted EBITDA to net income can be found in Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(1)   Total Shareholder Return reflects the compound annual price appreciation of Generac shares expressed as a percentage.
Generac also made important progress in advancing our Powering A Smarter World enterprise strategy in 2023, including:
•
We made significant investments in engineering and manufacturing capabilities as we opened an engineering center of excellence and broke ground on a new manufacturing facility to increase capacity for domestic C&I stationary products.

•
We launched compelling new products, including the introduction of stationary C&I energy storage solutions for the domestic market to help decentralize, digitize, and decarbonize the future electrical grid. We also acquired REFU storage systems, a provider of stationary C&I energy storage solutions for European markets.

•
We continued to drive new product development with ongoing investments in our next-generation residential energy technology solutions across energy storage, power inversion, and EV charging as well as a common software platform that is intended to integrate all of our residential solutions into a single user interface.

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EXECUTIVE COMPENSATION
•
We repurchased approximately 2.2 million shares during the second half of 2023, returning approximately $252 million of cash to our shareholders.

Our 2023 accomplishments across both our residential and C&I product categories furthered Generac’s evolution to an energy technology solutions company as we continue to execute against our Powering A Smarter World enterprise strategy.
Generac’s Executive Compensation Practices
The following best practices ensure alignment between stockholders and executives while maintaining strong corporate governance.
WHAT WE DO:
Pay for Performance	Over 70% of executive officer pay, on average is based on the achievement of specific annual and long term strategic and financial goals.
Stock Ownership Guidelines	Stock ownership guidelines have been established for executive officers and directors.
Compensation Risk Assessment
A compensation risk assessment is performed on a regular basis. The Company completes the assessment to identify and evaluate material risks associated with our compensation programs. This assessment helps ensure our executive compensation arrangements do not incentivize excessive risk-taking that could harm the company or its stakeholders.

Independent Compensation Consultant	An independent consultant is retained by the Human Capital and Compensation Committee.
Clawback Policies
We updated our clawback policy in 2023 to align with SEC and NYSE rules, which requires that, in the event of an accounting restatement of the Company’s financial statements as a result of the Company’s material noncompliance with any financial reporting requirement under federal securities, all executive officers are required to return any excess incentive-based compensation received during the applicable look-back period based on a financial reporting measure. The Company also continues to maintain its misconduct policy, under which the CEO, CFO and other key members of executive management are required to reimburse or forfeit any excess incentive compensation received in certain instances of an executive officer’s gross negligence or misconduct, including a failure to manage and monitor risks that result in significant harm to the Company.

ESG in Incentive Plan	Our short-term incentive plan includes individual executive officer ESG goals related to the development of certain ESG initiatives and qualitative metrics to measure success over time.

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WHAT WE DO NOT DO:
Hedging of Company Stock	It is against Company policy to trade in puts or calls in Company securities, sell Company securities short, or otherwise hedge ownership of Company securities.
Pledging of Company Stock	Executive officers may not pledge Company securities or hold Company securities in margin accounts.
Tax Gross Ups	Executive officers do not receive tax gross ups either directly or indirectly.
Dividends on Unearned Performance Awards	Executive officers do not receive dividends on unearned performance awards.
“Single Trigger” Change in Control Severance Provisions	Executive officers do not have severance arrangements that trigger solely by virtue of a change in control.

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EXECUTIVE COMPENSATION
ABOUT OUR EXECUTIVE COMPENSATION PROGRAM
Recent Executive Compensation Program Changes and Events
We remain focused on the continuous improvement of our executive compensation program to ensure alignment with our compensation philosophy, Powering a Smarter World Strategy, and shareholder interests, as well as market best practices. To this end, the Committee has made the following refinements to executive compensation:
What’s Changed	How It’s Changed	Rationale for Change
Clawback Policies
Updated clawback policy to align with SEC and NYSE rules, including removing discretion and instead requiring recovery as set forth in the policy, while at the same time maintaining the Company’s existing misconduct clawback policy tied to an executive officer’s gross negligence or misconduct.
Comply with SEC and NYSE rules and incentivizes executives to ensure financial statements are accurate and to otherwise deter misconduct.
Peer Group	Removed three companies and added one new company for a total of 20 companies.	Better aligned peer group to Generac’s key business attributes, business model and end products.
Pay for Performance
Replaced individual performance goals under the 2023 Annual Performance Bonus Plan with an individual performance modifier, and for 2024, increased the weighting in performance share grants under the Long-Term Equity Incentive Program from 33% to 50%.
Reflects the Company’s philosophy of linking executive pay with the long- term success of the Company.
Ownership Requirements	Revised the plan to require compliance with the minimum ownership requirements within three years following a promotion or significant stock price reduction.	Reflects our philosophy of aligning executive interests with those of shareholders of the Company.
Philosophy and Objectives
We believe that the compensation program for our executives should directly support the achievement of specific annual, long-term, and strategic goals of the business and, thereby,

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align the interests of executives with the interests of our stockholders. Our compensation program is designed to balance rewards for corporate, business, and individual results.
The compensation program’s strong pay-for-performance alignment is an important part of our continuing commitment to enhancing long-term stockholder value.
We also believe that stockholders are best served when we can attract and retain high caliber executive talent. To that end, we offer competitive base salaries, as well as annual and long-term incentive opportunities, which encourage performance toward specific objectives and reward the successful efforts of our executives. Within this context, the four major objectives for our executive compensation program are:
To achieve these objectives, we have structured a compensation program that provides our executives with the following:
Pay Element	Form	Purpose
Base Salary	Cash (Fixed)	Reflects position responsibilities, competitive market rates, strategic importance of the position, and individual experience.
Annual Performance Bonus Plan (Short- Term Incentive)	Cash (Variable)	Rewards achievement of Generac’s annual financial goals and other qualitative and quantitative performance objectives as determined by the Committee.
Long-Term Incentives	Equity (Variable)	Rewards strong performance with incentive awards that focus our executive team on creating stockholder value over the long-term. Performance share weighting supports our pay for performance philosophy.
The total direct compensation of our executives is market-based, and a significant portion of that compensation, including annual and long-term incentives, is also performance-based. The Committee believes this construct results in a fair level of pay for target performance, and an above-market opportunity if the executive team builds share value in a sustainable way. We target total direct compensation (base salary, target annual bonus, and long-term equity

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incentives) around the median of our market and compensation peer group, taking into account the relative responsibilities of our executives. Actual total compensation in any given year may be above or below the total target level based on individual and corporate performance.
Target Pay Mix
The charts below reflect the target pay mix for our CEO and average target pay mix for our other named executives, and show that the majority of the total target direct compensation for our NEOs in 2023 was variable and performance based:
CEO Target Pay Mix	Avg Other NEOs Target Pay Mix
HOW COMPENSATION DECISIONS ARE MADE
Role of the Human Capital and Compensation Committee and Management
The Committee, composed solely of independent directors, is responsible for making executive compensation decisions for the NEOs. The Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year.
Each year, the CEO and CFO establish a long-range plan and annual budget that is approved by the Board of Directors. The long-range plan and annual budget establishes financial targets and other performance-related goals, which gives the Committee a basis for approving financial targets under the incentive plans for the year. The Committee also reviews the basis for establishing goals and objectives related to the compensation of the named executive officers.
During this review, the Committee considers the balance between short-term cash compensation and long-term incentives and evaluates alignment of pay for performance in light of established goals and objectives. The Committee also considers profitable growth of the business and financial performance. The Committee sets the CEO compensation based on that evaluation using market and peer group data to determine appropriate total direct compensation levels (consisting of base salary and annual and long-term incentives). The Committee also reviews and

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EXECUTIVE COMPENSATION
approves compensation for all executive officers using market data in conjunction with recommendations from the CEO and EVP, Human Resources. See “Assessing External Market Practice” below for more information.
Finally, in making subjective evaluations of the overall performance of the CEO, the Committee considers performance from the perspective of our core values and our leadership principles, which include practicing integrity, driving innovation, demonstrating agility, operational excellence, developing our employees, and building a team environment.
The CEO and EVP, Human Resources also provide the Committee with additional analyses and recommendations related to the compensation of the CFO, our other executive officers, and certain other key members of executive management. The annual analysis includes market compensation data and a review of factors such as industry knowledge, level of experience, scope and complexity of position, skill set, and future potential. Neither the CEO nor the EVP, Human Resources makes recommendations with respect to his or her own compensation.
The Role of the Independent Consultant
In 2023, Pay Governance (commencing in October) and Willis Towers Watson (prior to October) provided advice to the Committee regarding base pay, peer group, benchmarking of unique job scopes, and annual and long-term incentive design, along with a variety of other compensation-related topics and trends. The Committee has assessed the independence of Pay Governance and Willis Towers Watson pursuant to the SEC rules and concluded that no conflict of interest exists that would prevent Pay Governance or Willis Towers Watson from independently advising the Committee.
Assessing External Market Practice
Attracting and incentivizing high caliber executive talent is a critical part of our compensation philosophy and leadership strategy. Therefore, integral to our approach for setting compensation levels is ensuring we have a competitive pay framework. In support of this objective, our independent compensation consultant annually provides the Committee with compensation data with respect to similarly sized manufacturing and technology companies in the identified peer group and amongst similarly sized general industry and technology companies from a published survey perspective. In 2023, the Committee considered both peer group proxy and general industry and technology company survey data sources in determining competitive total direct compensation benchmarks for our CEO, CFO and for the EVPs of our product groups. Published general industry and technology company market survey data was considered in determining market total direct compensation benchmarks for all other executives that directly report to the CEO. The Committee has generally targeted the market median for total cash compensation of our named executive officers, with the opportunity to meet or exceed market median if the Company achieves outstanding financial performance in a particular year. The Committee has targeted long-term incentive grant values at or above market median, which may result in total direct compensation at or above the market median with outstanding financial performance.
Peer group composition is also reviewed annually. In October 2023, the Committee engaged Pay Governance to evaluate the peer group to ensure alignment with the Company’s energy technology strategy and recent growth. As part of the review, the Committee considered the following criteria for inclusion in the peer group: company type, geographic span, location, size and scope of the business model, and other factors including recent merger, acquisition,

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restructuring or financial distress. Based on the following criteria, the Committee removed three companies, Brookfield Renewable Partners L.P., Donaldson Company, Inc. and The Toro Company., and approved the addition of one new company, Sunrun Inc. Following these changes, the Committee examined the compensation practices of the following peer group companies for 2024 compensation decisions:
A.O. Smith Corporation (AOS)	Enphase Energy, Inc. (ENPH)	Lennox International, Inc.(LII)	Skyworks Solutions, Inc. (SWKS)
Acuity Brands, Inc. (AYI)	First Solar, Inc. (FSLR)	Nordson Corporation (NDSN)	Snap-on Incorporated (SNA)
AMETEK, Inc. (AME)	Hubbell Incorporated (HUBB)	Regal Rexnord Corporation (RRX)	SolarEdge Technologies, Inc. (SEDG)
Dover Corporation (DOV)	IDEX Corporation (IDEX)	Resideo Technologies, Inc. (REZI)	Sunrun Inc. (RUN)
EnerSys (ENS)	Ingersoll Rand, Inc. (IR)	Rockwell Automation, Inc. (ROK)	Xylem, Inc. (XYL)
The Company highlighted is new, effective December 2023.
Stockholder Input and Outreach
The Committee also considers the results of advisory “say-on-pay” stockholder votes when making compensation decisions. At the 2023 Annual Meeting of Stockholders, when the Company’s most recent advisory say-on-pay vote was held, nearly 94% of shares voting approved the compensation of the Company’s executive officers. The Committee believes that our say-on-pay vote results demonstrate strong stockholder support for our compensation practices.The Company currently holds say-on-pay votes every year.

During 2023, we met with various stockholders to discuss corporate governance, executive compensation, and other matters. The Board and the Committee have considered, and will continue to seriously consider, feedback from these discussions as we review and evaluate our corporate governance practices and executive compensation programs.

35	2024 Proxy Statement

EXECUTIVE COMPENSATION
2023 EXECUTIVE COMPENSATION PROGRAM
DECISIONS
Base Salary
The Committee reviews and approves base salary levels for all named executive officers at the beginning of each year. The following decisions reflect the Committee’s consideration of external market practices, company performance, peer and published survey data, and other factors, including the executive’s industry knowledge, level of experience, scope, complexity of position, skill set, performance, and future potential.
Named Executive Officer	Annual Base Salary at 12/31/2022	Annual Base Salary at 12/31/2023	% Change
Aaron Jagdfeld	$1,050,000	$1,050,000	0.0%
York Ragen	$525,000	$525,000	0.0%
Norman Taffe	$425,000	$433,500	2.0%
Erik Wilde	$420,000	$436,800	4.0%
Kyle Raabe	$400,000	$400,000	0.0%
In February 2023, the Committee met to determine our NEO’s base pay, short or long term incentive opportunities and the funding of the 2022 annual cash incentive program. Based on mixed business conditions, the Committee accepted the CEO’s recommendations to defer making any decisions about base pay adjustments. In addition, the executive officers of the company agreed to reduce their 2023 annual pay by approximately 1.9% or one week of pay.
In September 2023, the Committee assessed the market conditions and sought to recognize strategic contributions and strong performance of Messrs. Taffe and Wilde with an increase in base salary to $433,500, and $436,800, respectively. No other base salary adjustments were made for 2023.
In March 2024, the Committee again reviewed market benchmarking and conditions, performance and other factors for the NEOs For Messrs. Ragen, Taffe, Wilde and Raabe the Committee approved increases in their base salaries to $550,000, $450,000, $450,000, and $430,000, respectively. Mr. Jagdfeld’s salary was not changed.
Annual Performance Bonus Plan
Under the Annual Performance Bonus Plan, the Committee approved the financial targets of the 2023 Annual Incentive Plan (“AIP”). Consistent with prior years, the target annual incentive is calculated as a percentage of base salary and is paid in cash.
In February 2023, the Committee approved the AIP award opportunities, as a percent of salary, that were unchanged from prior year.

36	2024 Proxy Statement

EXECUTIVE COMPENSATION
The Threshold, Target, and Maximum annual incentive opportunities for each NEO for 2023 are as follows:
Named Executive Officer	Below Threshold as a % of Base Salary	Threshold Bonus as a % of Base Salary	Target Bonus as a % of Base Salary	Maximum Bonus as a % of Base Salary(1)	Individual Performance Modifier(2)
Aaron Jagdfeld	0%	65.0%	130%	260%	-100% to +15%
York Ragen	0%	37.5%	75%	150%	-100% to +15%
Norman Taffe	0%	37.5%	75%	150%	-100% to +15%
Erik Wilde	0%	37.5%	75%	150%	-100% to +15%
Kyle Raabe	0%	37.5%	75%	150%	-100% to +15%

(1)
Maximum does not reflect adjustment for the Individual Performance Modifier

(2)
Pursuant to the Individual Performance Modifier, the Committee may use negative discretion to reduce the amount of any payout calculated in accordance with the financial measures to zero or use discretion to increase the payout by up to 15% in recognition of individual achievements.

For 2023, the financial metrics used to determine payouts under the AIP did not change from 2022 as the Committee felt the plan effectively connected the CEO, our executives, and our employees to our strategy and appropriate financial metrics for managing the business. The two financial metrics used include: Adjusted EBITDA (excluding the impact of acquisitions that occurred during the performance period and before deduction for noncontrolling interests) which constituted 75% of the target AIP opportunity, and Primary Working Capital (“PWC”) as a percentage of net sales, which constitute 25% of the target AIP opportunity.
In 2023 the Committee approved a plan design change to replace the previously used Individual performance goals (“IPG”), as a third metric, with an annual individual Performance Modifier. Under the plan, the actual payout is subject to an individual performance modifier based on NEO performance rating assessment against goals established related to the Company’s long-term strategy. The individual performance modifier is applied after the Company financial performance results are calculated and may result in a reduction in payout up to 100% or an increase in payout up to 15%. Under the AIP, the Threshold payout level remained at 50% for the financial metrics of Adjusted EBITDA and PWC.
The CEO and CFO had 100% of their cash incentive tied to the Company’s consolidated financial performance. Messrs. Wilde and Raabe had 75% of their cash incentive tied to specific product group performance, and Mr. Taffe had 100% of his cash incentive tied to specific product group performance, as described further below. We consider the product group target performance levels to be competitively sensitive information that is not otherwise disclosed; however, the Committee intended to use the same general level of rigor in setting the product group performance goals as was used in setting the performance goals for consolidated financial performance.
2023 Annual Performance Bonus Plan Results — Consolidated
The 2023 consolidated financial targets for Adjusted EBITDA and PWC were $770.2 million and 32.4%, respectively.
Achievement of the above-stated consolidated financial targets would result in a 100%-of-Target payout for the two components in the AIP, assuming no Performance Modifier was used to

37	2024 Proxy Statement

EXECUTIVE COMPENSATION
recognize individual performance. Under the consolidated AIP, the consolidated Adjusted EBITDA (excluding the impact of acquisitions that occurred during the performance period and before deduction for noncontrolling interests) was $638.7 million, which was below Threshold for the Adjusted EBITDA portion, subject to adjustments for each NEO’s performance against certain defined and measurable goals established at the commencement of the year and developed to achieve specific initiatives related to the Company’s long-term strategy. The consolidated PWC, excluding the impact of acquisitions, was 36.7%, which also fell below Threshold for the PWC portion. As a result, there was no AIP payment for 2023 for those solely with enterprise-wide responsibilities, including Messrs. Jagdfeld and Ragen.
Annual Performance Bonus Metrics — Consolidated	2023 Financial Thresholds	2023 Financial Targets	2023 Achievement	Overall Payout %
Adjusted EBITDA (75%)*	$654.6 million	$770.2 million	$638.7 million	0%
PWC as % of Net Sales (25%)	34.4%	32.4%	36.7%	0%

*
Adjusted EBITDA under the AIP excludes the impact of acquisitions that occurred during the performance period and is calculated before deduction for noncontrolling interests.

For the three other NEOs, AIP payouts were determined as follows:
NEO	Metrics	Results
Norman Taffe	Energy Technology Revenue — 75% Energy Technology Adjusted EBITDA — 25%	Below Threshold Above Threshold
Erik Wilde	Industrial NAM Adjusted EBITDA — 50% Industrial NAM PWC — 25% Consolidated Adjusted EBITDA — 25%	At Maximum Above Target Below Threshold
Kyle Raabe	Consumer Power Adjusted EBITDA — 50% Consumer Power PWC — 25% Consolidated Adjusted EBITDA — 25%	At Threshold Above Target Below Threshold
The Committee maintains its discretion to adjust the annual performance bonuses, regardless of the outcome under incentive bonus formulas. For 2023, the Committee made no adjustments or modifications to the financial targets or payouts. The Committee then considered individual performance, including certain ESG-related business goals. No performance modifiers were applied to the payout for any NEO, other than Kyle Raabe whose AIP payout based on performance to goals for growth and profitability was decreased by 5%.
Named Executive Officers (NEOs)	AIP Target	2023 AIP Achievement*	Individual Performance Modifier	2023 AIP Payment
Aaron Jagdfeld	$1,365,000	0.0%	0%	$0
York Ragen	$393,750	0.0%	0%	$0
Norman Taffe	$325,125	15.4%	0%	$50,160
Erik Wilde	$327,600	140.2%	0%	$459,427
Kyle Raabe	$300,000	55.1%	-5%	$165,317

*
Achievement percentages are based on achievement of financial targets and exclusive of the individual performance modifier.

38	2024 Proxy Statement

EXECUTIVE COMPENSATION
Long-Term Incentives
Generac believes that equity awards and other forms of long-term incentive compensation are a critical component of a competitive, comprehensive executive compensation program, and thus as a component of annual compensation for NEOs.
Our long-term incentive program (“LTIP”) is designed to reward our executives for their contribution to the Company’s long-term growth and performance, and to better align the interests of our named executive officers with those of our stockholders. In addition, our long-term awards are used to attract and retain critical employee talent by providing a competitive market-based opportunity.
For the grants made in 2023, the Company granted to the named executive officers a combination of stock options, restricted stock, and performance share awards, which are performance-based restricted stock units as follows:
•
Thirty-three percent (33.3%) of the award was granted in the form of performance shares which are performance-based restricted stock units. Named executive officers may earn from 0% to 200% of their target performance share awards based on the achievement of specified revenue growth, EBITDA margin, and Free Cash Flow Conversion goals. Each performance share has a value equal to a share of common stock and the number of shares that can be earned is contingent upon Company performance, over a three-year performance period, against goals approved by the Committee.

•
Thirty-three percent (33.3%) of the award was granted in the form of restricted stock, with those shares vesting equally over the three anniversaries immediately following the date of grant.

•
Thirty-three percent (33.4%) of the award was granted in the form of stock options, with those options vesting equally over the four anniversaries immediately following the date of grant.

2023 Long-Term Equity Incentive Mix
In February 2024, the Committee approved an increase in the weighting of performance shares for long-term incentive awards made in 2024. The mix for NEO’s will be 50% performance shares, 25% restricted shares and 25% stock options.

39	2024 Proxy Statement

EXECUTIVE COMPENSATION
For 2023, the LTIP awards granted to the NEOs were as follows:
2023 Long-Term Equity Awards
Executive	Value of Stock Options(1)	Value of Time - Vested Restricted Stock(2)	Value of Performance Shares(3)	Total Value of 2023 Long - Term Incentive Grants
Aaron Jagdfeld	$2,004,001	$1,998,111	$1,998,111	$6,000,223
York Ragen	$438,418	$437,158	$437,158	$1,312,734
Norman Taffe(4)	248,477	$1,247,729	$247,687	$1,743,892
Erik Wilde	$245,490	$244,818	$244,818	$735,126
Kyle Raabe	$267,232	$266,455	$266,455	$800,141

(1)
Represents value of time-vested stock options at March 2023 grant date.

(2)
Represents value of time-vested restricted stock at March 2023 grant date.

(3)
Represents value of performance shares at March 2023 grant date.

(4)
In August 2023, the Committee approved a supplemental equity award to be granted to Mr. Taffe effective September 1, 2023. The equity award included restricted stock valued at $1,000,000 that vests in equal installments on the first three anniversaries of the grant date.

Supplemental Equity Awards
As noted above, the Committee approved a supplemental equity award to Mr. Taffe effective September 1, 2023 in the form of restricted stock valued at $1,000,000 that vests in equal installments on the first three anniversaries of the grant dates. The supplemental award was intended to recognize Mr. Taffe for his expanded role following changes in ecobee leadership. In addition, effective March 1, 2024, the Committee granted supplemental performance shares to Mr. Taffe valued at $2,000,000, at target achievement level, with a three-year performance period ending December 31, 2026. Other than the use of financial metrics tied to the Company’s Energy Technology business for measuring target achievement and share payout, the awards have the same vesting terms and conditions as the performance shares received by other executives in 2024. The Committee granted the supplemental performance shares to incentivize Mr. Taffe to execute the Company’s strategic plan and lead the Company’s Energy Technology business to more resilient, efficient, and sustainable energy solutions.
2021-2023 Performance Share Results
The named executive officers held performance shares granted in 2021 that vested based on results during the three-year performance period covering 2021 to 2023. This grant was intended to encourage revenue growth measured in compound annual growth rate (“CAGR”), Adjusted EBITDA margin percentages, and Free Cash Flow (“FCF”) Conversion percentages for 2021 to 2023. Specifically, if revenue growth (CAGR), average Adjusted EBITDA margin percentages, and FCF Conversion percentages during the period were achieved within a defined target range on a performance matrix, the named executive officers would earn from 50% to 200% of their target performance share awards. The revenue growth (CAGR), Adjusted EBITDA margin, and FCF Conversion targets were set at a level, given business conditions at the time the awards were granted, that were designed to be challenging but achievable with strong management performance. After the conclusion of the three-year period, the performance share targets were measured against actual financial results for Generac, excluding any businesses acquired

40	2024 Proxy Statement

EXECUTIVE COMPENSATION
during the three-year period. For the three-year period from 2021 to 2023, the Committee determined and approved a final payout equal to 46.7% of target, out of a maximum of 200%. The Minimum, Target, and Maximum financial performance metrics and the actual results for the 2021 to 2023 performance awards are reflected below:
Performance Measure	Weight	Minimum	Target	Maximum	Actual 2021-2023 Cycle Results	Final Vesting
Revenue Growth (CAGR)	33%	9.0%	12.0%	15.0%	13.2%
Adjusted EBITDA Margin %	33%	22.3%	23.8%	25.3%	20.0%	46.7%
FCF Conversion %	33%	85.0%	90.0%	95%	43.9%
OTHER PRACTICES, POLICIES & GUIDELINES
Clawback and Hedging Policies
Effective April 2019, the Company adopted a formal “clawback” policy applicable to annual and long-term incentive awards made to the CEO, CFO and any other key member of executive management as identified by the board or CEO. Under this policy, the Company may seek to recoup incentive compensation paid to covered employees to the extent that such compensation was granted, vested, or earned based on financial results that the Company is required to restate as a result of material noncompliance with any financial reporting requirement under federal securities laws.
In March 2022, the Company expanded the policy to allow recoupment of incentive compensation paid in the event of gross negligence in performance or misconduct resulting in a violation of law or Company policy, where such acts resulted in significant financial or reputational harm to the Company.
In September 2023, the Company revised its clawback policy to comply with SEC and NYSE rules. The revised policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by Section 16 officers of the Company. The policy provides that, in the event of an accounting restatement, the Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by NYSE listing standards. The Company also expanded its clawback policy to allow the Company to recoup incentive compensation received by other members of management, subject to exercise of the Committee’s discretion to determine the appropriate amount of recovery.
The Company also maintains its misconduct policy, under which the CEO, CFO and other key members of executive management are required to reimburse or forfeit any excess incentive compensation received in certain instances of an executive officer’s gross negligence or misconduct, including a failure to manage and monitor risks that result in significant harm to the Company.
In addition, under our insider trading policy, officers, employees, and members of the Board of Directors may not engage in short-selling Company common stock at any time. Such individuals are also prohibited from pledging Company securities, including holding Company securities

41	2024 Proxy Statement

EXECUTIVE COMPENSATION
in a margin account, and from engaging in hedging transactions. The prohibition on hedging transactions covers all officers, employees and members of the Board of Directors, and their designees, and prohibits the purchase of any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) and other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. The prohibition on hedging does not preclude general portfolio diversification or investing in broad-based index funds.
Stock Ownership Guidelines
The Committee believes that it is in the best interest of Generac and its stockholders to align the financial interests of the Company’s officers and directors with those of Generac’s stockholders by requiring officers and directors to establish and maintain a permanent minimum ownership position in Company stock (based on the market value of our common stock), and by limiting the ability to sell Company stock until guideline ownership levels have been achieved. In addition, the Committee believes that the investment community values stock ownership by such officers and that share ownership demonstrates a commitment to and belief in the long-term strategic direction of Generac. Accordingly, stock ownership guidelines have been established for the Company’s officers and directors, including all the named executive officers.
In June 2023, the Committee revised the ownership guidelines to define requirements by job level rather than title and other administrative changes. In addition, once guidelines are met, executives are given three years to meet a new minimum ownership requirement following a promotion into a new level or a significant reduction in stock price. The current stock ownership guidelines are as follows:
Position/Level	Stock Ownership Requirements
Chief Executive Officer	6.0X annual base pay
Board of Directors	5.0X annual retainer
Top Executives	3.0X annual base pay
Senior Executives	1.0X annual base pay
Executives are expected to build ownership value over time as a result of their performance and participation in the Company’s equity compensation programs. Under the guidelines, no time period is specified for compliance by new officers, however executives have retention requirements to remain in compliance until the stock ownership guidelines are met. Once guidelines are met, executives have three years to meet a new minimum ownership requirement following a promotion into a new level or a significant reduction in stock price. The following retention ratios apply to each executive based on years of service and percentage of the guideline that has been achieved. Under the stock ownership guidelines, (i) an executive that has met 50% of the multiple of salary guideline and has less than five years of service has a 50% retention ratio, (ii) an executive that has met 50% of the multiple of salary guideline and has five or more years of service has a 25% retention ratio and (iii) an executive that has met less than 50% of the multiple of salary guideline has a 75% retention ratio. The Committee assesses progress towards meeting the guidelines on an annual basis. As of March 31, 2024, four out of five NEOs, including the CEO and CFO, have met their ownership guidelines. The fifth NEO’s stock ownership level was impacted by the significant reduction in company stock price, but is progressing as appropriate toward compliance.
Outside directors have five years to meet their minimum ownership requirement. As of March 31, 2024, all Directors are compliant with the applicable stock ownership guidelines.

42	2024 Proxy Statement

EXECUTIVE COMPENSATION
Benefits and Perquisites
Generac does not provide special medical, dental, insurance or disability benefits for the named executive officers beyond that offered to all employees. In addition, Generac does not offer special perquisites for any of the named executive officers.
Retirement Plans
The named executive officers are eligible to participate in the Generac Power Systems, Inc. Employees 401(k) Savings Plan on the same terms as other participating employees.

43	2024 Proxy Statement

Report of the Human Capital and Compensation Committee
The Human Capital and Compensation Committee has reviewed and discussed the “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” section with our management. Based upon this review and discussion, the Human Capital and Compensation Committee recommended to the Board of Directors that the “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” section be included in this Proxy Statement, which has been incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Respectfully submitted by the Human Capital and Compensation Committee of the Board of Directors.
Marcia Avedon, Chair
John Bowlin
William Jenkins
Bennett Morgan
Dominick Zarcone

44	2024 Proxy Statement

2023 Summary Compensation Table
The following table shows compensation information for 2021, 2022 and 2023 for our named executive officers.
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Aaron Jagdfeld Chairman, President and Chief Executive Officer	2023	1,050,000	—	3,996,222	2,004,001	—	34,742	7,084,966
	2022	1,039,178	—	3,829,669	1,920,529	—	18,300	6,807,676
	2021	989,178	—	3,330,212	1,670,075	1,497,563	32,785	7,519,812
York Ragen Chief Financial Officer	2023	525,000	—	874,316	438,418	—	19,846	1,857,580
	2022	515,616	—	874,342	438,474	—	12,200	1,840,632
	2021	469,658	—	632,854	317,302	423,902	44,485	1,888,200
Norman Taffe President Energy Technology	2023	426,956	—	1,495,415	248,477	50,160	10,106	2,231,115
	2022	152,534	—	2,000,413	—	—	2,942	2,155,889
	2021	—	—	—	—	—	—	—
Erik Wilde EVP, Industrial Americas	2023	423,866	—	489,636	245,490	459,427	12,250	1,630,669
	2022	414,877	—	489,606	245,571	109,778	8,840	1,268,671
	2021	391,816	—	460,869	230,910	305,507	20,769	1,409,872
Kyle Raabe President Consumer Power	2023	400,000	—	532,909	267,232	165,317	—	1,365,458
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—

(1)
The amounts reported for 2023 represent the aggregate grant date fair value for awards of restricted stock, stock options, and performance shares and are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts. All amounts represent potential future income calculated for financial reporting purposes; actual amounts recognized by the named executive officers may be materially different depending on, among other things, the Company’s stock price performance and the period of service of the executive. The Stock Award amounts are composed in equal measure of restricted stock and performance shares, with the performance share portion assuming target performance by the Company during the relevant performance period. Assuming achievement of maximum performance during the relevant performance period for the performance shares, the Stock Award amounts provided would increase by a multiplier of 2.0 (or, in the case of Mr. Taffe, his Stock Award amount, less the $1,000,000 supplemental award, would increase by a multiplier of 2.0)

(2)
The non-equity incentive plan compensation column reflects cash incentive awards earned pursuant to our Annual Performance Bonus Plan as previously described. These awards are earned during the year reflected and paid in the following year.

(3)
All other compensation represents the employer matching contributions and employer nonelective contributions of the defined contribution plan.

45	2024 Proxy Statement

Grants of Plan-Based Awards in 2023
The following table indicates potential cash incentive compensation under our Annual Performance Bonus Plan based on 2023 performance and equity awards granted in 2023.
			Possible payouts under non-equity incentive plan awards(1)			Possible payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)	Exercise or base price of option awards ($/sh)(5)	Closing market price on date of grant ($/sh)	Grant date fair value of stock and option awards ($)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Aaron Jagdfeld	—	—	682,500	1,365,000	2,730,000
	3/1/23	2/23/23	—	—	—	8,358	16,715	33,430	—	—	—		1,998,111
	3/1/23	2/23/23	—	—	—	—	—	—	16,715	—	—	—	1,998,111
	3/1/23	2/23/23	—	—	—	—	—	—	—	33,551	119.54	118.24	2,004,001
York Ragen	—	—	196,875	393,750	787,500
	3/1/23	2/23/23	—	—	—	1,829	3,657	7,314	—	—	—		437,158
	3/1/23	2/23/23	—	—	—	—	—	—	3,657	—	—	—	437,158
	3/1/23	2/23/23	—	—	—	—	—	—	—	7,340	119.54	118.24	438,418
Norman Taffe	—	—	162,563	325,125	650,250
	3/1/23	2/23/23	—	—	—	1,036	2,072	4,144	—	—	—	—	247,687
	3/1/23	2/23/23	—	—	—	—	—	—	2,072	—	—	—	247,687
	9/1/23	8/7/23	—	—	—	—	—	—	8,364	—	—	—	1,000,042
	3/1/23	2/23/23	—	—	—	—	—	—	—	4,160	119.54	118.24	248,477
Erik Wilde	—	—	163,800	327,600	655,200
	3/1/23	2/23/23	—	—	—	1,024	2,048	4,096	—	—	—	—	248,818
	3/1/23	2/23/23	—	—	—	—	—	—	2,048	—	—	—	244.818
	3/1/23	2/23/23	—	—	—	—	—	—	—	4,110	119.54	118.24	245,490
Kyle Rabbe	—	—	150,000	300,000	600,000
	3/1/23	2/23/23	—	—	—	1,115	2,229	4,458	—	—	—	—	266,455
	3/1/23	2/23/23	—	—	—	—	—	—	2,229	—	—	—	266,455
	3/1/23	2/23/23	—	—	—	—	—	—	—	4,474	119.54	118.24	267,232

(1)
Under the Annual Performance Bonus Plan, the Committee approved the 2023 AIP. For additional information regarding the AIP, please see the Compensation Discussion and Analysis above.

(2)
Represents an award of performance shares that vests between 50% to 200% of target on the third anniversary of the grant date if certain Company performance goals relating to the 2023-2025 performance period are met.

(3)
Represents an award of restricted stock, vesting in equal installments on each anniversary of the date of grant over three years.

(4)
Represents an award of stock options, vesting 25% on each anniversary of the date of grant over four years.

(5)
The grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts.

46	2024 Proxy Statement

2023 Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023:
	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Aaron Jagdfeld	47,156	—(1)	57.63	02/28/24	—	—	—	—
	53,641	—(2)	49.70	02/13/25	—	—	—	—
	109,052	—(3)	33.23	02/18/26	—	—	—	—
	95,069	—(4)	40.12	03/01/27	—	—	—	—
	94,044	—(5)	43.88	03/01/28	—	—	—	—
	90,533	—(6)	52.07	03/01/29	—	—	—	—
	28,321	9,441(7)	102.42	03/01/30	—	—	—	—
	6,795	6,795(8)	335.91	03/01/31	1,651(11)	213,375	4,957(12)	640,643
	3,783	11,350(9)	315.88	03/01/32	4,041(13)	522,259	6,062(14)	783,453
	—	33,551(10)	119.54	03/01/33	16,715(15)	2,160,247	16,715(16)	2,160,247
York Ragen	29,081	—(3)	33.23	02/18/26	—	—	—	—
	24,362	—(4)	40.12	03/01/27	—	—	—	—
	23,791	—(5)	43.88	03/01/28	—	—	—	—
	22,634	—(6)	52.07	03/01/29	—	—	—	—
	6,372	2,125(7)	102.42	03/01/30	—	—	—	—
	1,291	1,291(8)	335.91	03/01/31	314(11)	40,581	942(12)	121,744
	863	2,592(9)	315.88	03/01/32	922(13)	119,159	1,384(14)	178,868
	—	7,340(10)	119.54	03/01/33	3,657(15)	472,631	3,657(16)	472,631
Norman Taffe	—	4,160(10)	119.54	03/01/33	2,072(15)	267,785	2,072(16)	267,785
	—	—	—	—	1,484(17)	191,792	6,676(18)	862,806
	—	—	—	—	8,364(19)	1,080,963	—	—
Erik Wilde	4,384	—(5)	43.88	03/01/28	—	—	—	—
	8,375	—(6)	52.07	03/01/29	—	—	—	—
	3,156	1,578(7)	102.42	03/01/30	—	—	—	—
	939	940(8)	335.91	03/01/31	228(11)	29,467	686(12)	88,659
	483	1,452(9)	315.88	03/01/32	516(13)	66,688	775(14)	100,161
	—	4,110(10)	119.54	03/01/23	2,048(15)	264,684	2,048(16)	264,684
Kyle Raabe	797	266(7)	102.42	03/01/30	—	—	—	—
	693	694(8)	335.91	03/01/31	168(11)	21,712	506(12)	65,395
	460	1,383(9)	315.88	03/01/32	492(13)	63,586	738(14)	95,379
	—	4,474(10)	119.54	03/01/33	2,229(15)	288,076	2,229(16)	288,076

(1)
These options were granted on February 28, 2014, and have fully vested.

(2)
These options were granted on February 13, 2015, and have fully vested.

(3)
These options were granted on February 18, 2016, and have fully vested.

(4)
These options were granted on March 1, 2017, and have fully vested.

(5)
These options were granted on March 1, 2018, and have fully vested.

(6)
These options were granted on March 1, 2019, and have fully vested.

(7)
These options were granted on March 1, 2020, and have fully vested

(8)
These options were granted on March 1, 2021, and vest 25% on each anniversary of the date of grant over four years.

47	2024 Proxy Statement

(9)
These options were granted on March 1, 2022, and vest 25% on each anniversary of the date of grant over four years.

(10)
These options were granted on March 1, 2023, and vest 25% on each anniversary of the date of grant over four years.

(11)
Represents an award of restricted stock granted March 1, 2021, and vests in equal installments on each anniversary of the date of grant over three years.

(12)
Represents an award of restricted stock with performance features granted March 1, 2021, which vests from 50% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2021-2023 fiscal years.

(13)
Represents an award of restricted stock granted March 1, 2022, and vests in equal installments on each anniversary of the date of grant over three years.

(14)
Represents an award of restricted stock with performance features granted March 1, 2022, which vests from 50% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2022-2024 fiscal years.

(15)
Represents an award of restricted stock granted March 1, 2023, and vests in equal installments on each anniversary of the date of grant over three years.

(16)
Represents an award of restricted stock with performance features granted March 1, 2023, which vests from 50% to 200% on the third anniversary of the grant date based on meeting certain Company performance goals relating to 2023-2025 fiscal years.

(17)
Represents an award of restricted stock granted September 1, 2022, and vests in equal installments on each anniversary of the date of grant over three years.

(18)
Represents an award of restricted stock with performance features granted September 1, 2022, which vests from 50% to 200% on March 1, 2026 based on meeting certain Company performance goals relating to 2023-2025 fiscal years.

(19)
Represents an award of restricted stock granted September 1, 2023, and vests in equal installments on each anniversary of the date of grant over three years.

48	2024 Proxy Statement

Option Exercises and Stock Vested in 2023
The following table sets forth information regarding option exercises and the vesting of stock awards during 2023 for our NEOs:
	Option Exercises and Stock Vested in 2023
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Aaron Jagdfeld	69,501	6,218,206	25,334	3,028,393
York Ragen	41,462	2,912,063	5,650	675,394
Norman Taffe	—	—	742	88,715
Erik Wilde	—	—	4,108	491,065
Kyle Raabe	—	—	1,025	122,527

(1)
The actual shares received after withholding shares using the net share settlement method to cover the tax liability resulting from the vesting of such shares were 13,716, 3,048, 492, 2,265, and 535 for Mr. Jagdfeld, Mr. Ragen, Mr. Taffe, Mr. Wilde, and Mr. Raabe, respectively.

Employment Agreements and Severance Benefits
Mr. Jagdfeld is subject to an employment agreement with the Company which, as of November 5, 2018, provided for a three-year initial term and annual renewal thereafter. The agreement’s most recent annual renewal occurred on November 5, 2023. In the event of a Change in Control as defined in the Company’s Executive Change in Control Policy, the current term of Mr. Jagdfeld’s agreement would be extended for a period of 24 months from the date of the Change in Control. If we terminate Mr. Jagdfeld’s employment for Cause, or if he terminates his employment without Good Reason, he is entitled only to the obligations already accrued under his employment agreement and his outstanding equity award agreements. If we terminate Mr. Jagdfeld’s employment without Cause or if he terminates his employment for Good Reason, he is entitled to (1) any accrued but unpaid base salary and vacation pay through the Termination Date (as defined in his employment agreement), payable within 30 days following such Termination Date, (2) any earned annual bonus for the fiscal year during which the Termination Date occurred (and the annual bonus for the prior fiscal year, if earned but not yet paid), payable in accordance with our usual bonus payment schedule, (3) continued participation for him and his spouse and dependents in our medical, hospitalization, dental and life insurance programs for a period of 24 months at our expense commencing on the Termination Date, and he would be entitled to full COBRA rights following the termination of such benefits, and (4) acceleration of certain outstanding equity awards, in accordance with the terms of his award agreements. In addition, Mr. Jagdfeld would be entitled to continued payment of his base salary for a period of 24 months commencing on the Termination Date, payable in accordance with our standard payroll practices, and payments equal to 200% of his target annual bonus for the year in which the Termination Date occurs, payable in equal installments over a period of 24 months commencing on the Termination Date.
In Mr. Jagdfeld’s employment agreement, Cause is defined as Mr. Jagdfeld’s: (a) willful and continued failure to substantially perform his or her duties; (b) gross negligence or willful misconduct in the performance of his or her duties; (c) commission of fraud, embezzlement,

49	2024 Proxy Statement

misappropriation of funds, breach of fiduciary duty or a material act of dishonesty against us; (d) gross negligence or willful misconduct deemed a material violation of Company policy; (e) indictment for a felony; or (f) drug addiction or habitual intoxication that adversely effects his or her performance or the reputation or best interests of the Company.
In Mr. Jagdfeld’s employment agreement, Good Reason is defined as: (a) a reduction in excess of 5% of the executive’s base salary or target bonus opportunity, excluding across the board reductions affecting all senior executives; (b) a material reduction of his duties or responsibilities; (c) a failure of the Company to make available to him the type of employee benefits which are available to the executive as of November 5, 2018; (d) a requirement by us that he be based in an office that is 50 miles or more from his principal place of employment as of November 5, 2018; and (e) a material breach of any material term or condition of the employment agreement by us that has not been cured within 20 days after written notice has been given.
All severance payments are subject to Mr. Jagdfeld’s execution and effectiveness of a release of claims in the form attached to the employment agreement, and his continued compliance with a Restrictive Covenant Agreement (as defined herein).
The following table sets forth the severance benefits that would have been payable to Mr. Jagdfeld if we had terminated Mr. Jagdfeld’s employment agreement without Cause on December 31, 2023 or if he terminated his employment agreement for Good Reason on December 31, 2023:
Executive	Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
Aaron Jagdfeld	24 months	$2,100,000	$2,730,000	$28,280	$5,353,018	$10,211,297

(1)
Represents the value of the long-term incentive awards to be received upon a qualifying termination of employment. Under the terms of the restricted stock and stock option agreements, if the participant’s employment is terminated without cause or good reason, the participant’s outstanding restricted stock and stock options shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock awards, the equity value represents the value of the shares (determined by multiplying the closing price of $100.66 per share on December 31, 2023 by the number of unvested shares of restricted stock that would vest upon termination of employment). In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $100.66 per share on December 31, 2023 and (ii) the number of unvested option shares that would vest following termination.

Simultaneously with the execution of Mr. Jagdfeld’s employment agreement, we entered into a confidentiality, non-competition and intellectual property agreement (“Restrictive Covenant Agreement”) with Mr. Jagdfeld. Pursuant to the Restrictive Covenant Agreement, Mr. Jagdfeld has agreed to maintain Confidential Information (as defined in the Restrictive Covenant Agreement) in confidence and secrecy and has agreed not to compete with us or solicit any of our employees during his employment and for a period of 24 months following his termination.
We have not entered into employment agreements with our NEOs other than the CEO; however, Messrs. Ragen, Taffe, Wilde, and Raabe have also signed employee nondisclosure and noncompete agreements. Our salary and bonus arrangements with Messrs. Ragen, Taffe, Wilde, and Raabe are described under “Compensation Discussion and Analysis — 2023 Executive Compensation Program Decisions.”

50	2024 Proxy Statement

All executive officers, other than the CEO, are participants under the Company’s Executive Change in Control Policy (“CIC Policy”) described below, and all capitalized terms used therein are as defined in the CIC Policy unless otherwise noted.
Under the CIC Policy, an eligible executive is entitled to severance benefits upon termination of employment by us without Cause or by the executive for Good Reason during the period commencing 120 days prior to the occurrence of a Change in Control and ending on the second anniversary of the date of the Change in Control.
Under the CIC Policy, a Change in Control is defined as any of the following: (a) acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d3 promulgated under the Exchange Act) of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and (2) of subsection (c) of this definition; (b) the cessation for any reason of individuals who, as of November 5, 2018, constitute the Board (the “Incumbent Board”) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; (c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Cause is defined as: (a) an Executive’s willful and continued failure to perform substantially his or her duties owed to the Employer (other than such failure resulting from a Disability) after a written demand for substantial performance is delivered to the Executive specifically identifying

51	2024 Proxy Statement

the nature of such unacceptable performance and is not cured by the Executive within a reasonable period, not to exceed 30 days; (b) an Executive is convicted of (or pleads guilty or no contest to) a felony or any crime involving moral turpitude; (c) an Executive has engaged in conduct that constitutes gross negligence or willful misconduct in the performance of his or her employment duties and/or deemed a material violation of a Company policy; (d) an Executive commits fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, or a material act of dishonesty against the Company; (e) an Executive’s drug addiction, habitual intoxication, or violation of the Company’s Code of Ethics and Business Conduct and/or Supplemental Code of Ethics and Business Conduct adversely affects Executive’s job performance and duties, or the reputation or best interests of the Company; or (f) an Executive’s breach of any representation, warranty or covenant under this Policy, an award agreement, an employment agreement or other agreement or arrangement with an Employer. However, an act or omission by an Executive shall not be “willful” if conducted in good faith and with the Executive’s reasonable belief that such conduct is in the best interests of the Employer.
Good Reason means, without the express written consent of an Executive, the occurrence of any of the following events during a Protection Period: (a) an Executive’s Base Salary or target annual bonus opportunity under the Company’s Annual Performance Bonus Plan or other similar annual bonus plan of the Company or any other Employer is reduced in excess of 5%, excluding across the board reductions affecting all executive officers of the Company; (b) an Executive’s duties or responsibilities are negatively and materially changed in a manner inconsistent with the Executive’s position (including status, offices, titles, and reporting responsibilities) or authority; or (c) the Company requires an Executive’s principal office to be relocated more than 50 miles from its location as of the date immediate preceding a Change in Control. However, Good Reason shall not exist unless the Executive provides the Board not less than 30 nor more than 90 days’ written notice, with specificity, of the grounds constituting Good Reason and an opportunity within such notice period for the Company to cure such grounds, and the Company fails to cure such grounds within the prescribed time period. Such notice shall be given within 90 days following the initial existence of such grounds constituting Good Reason for such notice and subsequent termination, if not so cured above, to be effective.
If we terminate the employment of the Executive without Cause or if the Executive terminates his or her employment for Good Reason during the Protection Period, the Executive is eligible to receive from us: (i) any accrued but unpaid Base Salary and vacation pay through the Qualifying Termination date; (ii) any annual bonus for the fiscal year prior to the year in which the Qualifying Termination date occurred, if earned but not yet paid; (iii) a lump sum payment in the aggregate amount equal to the sum of the Executive’s Base Salary and the Executive’s target annual bonus for the year during which the Qualifying Termination occurred, multiplied by two (collectively, “CIC Severance Pay”); and (iv) continued participation for the Executive and his or her spouse and dependents in the Employer’s medical, hospitalization, dental, and life insurance programs in which Executive participated immediately prior to the Qualifying Termination date for a period of 24 months following such date (the “Continued Benefits”), and Executive and his or her eligible spouse and dependents shall be entitled to full COBRA rights following the termination of such Continued Benefits; (v) unvested options and other long-term incentive awards granted to the Executive pursuant to award agreements through the date of termination shall vest in accordance with such agreements upon the Qualifying Termination or, in the event of a Qualifying Termination prior to the Change in Control, upon the Change in Control. Any long-term incentive award where the number of shares that are earned upon vesting or the amount of payment varies dependent on attainment of a performance level will be deemed earned at the “target” performance level (i.e., 100% payout).

52	2024 Proxy Statement

Under the CIC Policy, if we had terminated the employment of Messrs. Ragen, Taffe, Wilde, or Raabe without Cause or if they terminated their employment for Good Reason on December 31, 2023 and such date was within a Protection Period, they would have been entitled to the amounts set forth in the following table:
Executive	Change in Control Severance Period	Salary	Bonus	Benefits	Value of Accelerated Equity(1)	Total Severance
York Ragen	24 months	$1,050,000	$787,500	$31,159	$1,158,126	$3,026,786
Norman Taffe	24 months	$867,000	$650,250	$24,725	$1,953,988	$3,495,963
Erik Wilde	24 months	$873,600	$655,200	$31,023	$686,147	$2,245,970
Kyle Raabe	24 months	$800,000	$600,000	$30,943	$648,272	$2,079,215

(1)
Represents the value of the long-term incentive awards to be received upon a Qualifying Termination. Under the terms of the CIC Policy, if during a Protection Period the Executive’s employment is terminated by the Company without Cause (or by the Executive for Good Reason), the Executive’s outstanding restricted stock, stock options, and performance shares shall vest as of the date of such termination of employment. In the case of the outstanding restricted stock and performance share awards, the equity value represents the value of the shares (determined by multiplying the closing price of $100.66 per share on December 31, 2023 by the number of unvested shares of restricted stock and performance shares that would vest upon termination of employment, with the number of performance shares calculated at target achievement, and in accordance with the applicable award agreements). In the case of stock option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing price of $100.66 per share on December 31, 2023 and (ii) the number of unvested option shares that would vest following termination

All severance benefits are subject to the Executive’s execution and the effectiveness of a release of claims, as well as continued compliance with the nondisclosure and noncompete agreement between each Executive and the Company.
Pay Ratio Disclosure
In accordance with Item 402(u) of Regulation S-K, passed as part of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act of 2010, we determined the ratio of the annual total compensation of Mr. Jagdfeld relative to the annual total compensation of our median employee.
Also, in accordance with the SEC rules, we identified a new median employee in 2023 using a multi-step process that is permitted under the SEC rules. We used payroll data to examine the annualized base salaries for all individuals who were employed as of November 30, 2023. The total number of employees was 8,345, which included all full-time, part-time, and seasonal employees. After examining annual cash compensation paid to each employee, other than our CEO, we selected the median employee. For purposes of reporting annual total compensation and the 2023 ratio of annual total compensation of the CEO to the median employee, both the CEO and median employee’s annual total compensation were calculated consistent with the disclosure requirement of executive compensation under the Summary Compensation Table. Consistent with prior years and to present a holistic view of total compensation, we elected to

53	2024 Proxy Statement

include the value of health and welfare benefits in the annual total compensation of both our CEO and our median employee. The results of the 2023 ratio calculation are as follows:
•
Annual total compensation of our median employee: $70,609

•
Annual Total Compensation of CEO: $7,099,106

•
Ratio of CEO annual total compensation to median employee compensation: 101:1

Pay Versus Performance
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The table below reflects Compensation Actually Paid to the Company’s “CEO” and average Compensation Actually Paid to Non-CEO NEOs during 2019 through 2023. In addition, the table compares the Company’s Total Shareholder Return (“TSR”) against peer group TSR using S&P 500 Industrials (sector comparison). For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis” above.
	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(1)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Value of Initial Fixed $100 Investment Based On(2):		Net Income ($ millions)(4)	Adjusted EBITDA ($ millions) (4)(5)
Year					Generac TSR ($)	S&P 500 Industrials (Sector) TSR ($)(3)
2023	7,084,966	9,840,895	1,771,205	2,107,955	259.87	194.31	217.1	637.9
2022	6,807,676	(19,884,139)	1,613,648	(2,501,201)	202.43	164.49	408.9	825.4
2021	7,519,812	45,045,143	2,178,594	10,308,753	707.81	174.02	556.6	861.4
2020	6,961,596	50,563,134	1,748,639	11,189,642	457.44	143.68	347.2	583.8
2019	6,050,937	28,371,014	1,597,189	6,346,729	202.37	129.37	252.3	454.1

(1)
Amounts represent Summary Compensation Table (“SCT”) total compensation and compensation “actually paid” (“CAP”) to our primary executive officer (our CEO), and the average SCT compensation and CAP to our remaining NEOs for the relevant fiscal year. Our NEOs include the individuals indicated in the table below for each fiscal year:

Year	CEO	Non-CEO NEOs
2023	Aaron P Jagdfeld	Kyle Raabe, York Ragen, Norm Taffe, and Erik Wilde
2022	Aaron P Jagdfeld	Patrick Forsythe, York Ragen, Norm Taffe, and Erik Wilde
2021	Aaron P Jagdfeld	Patrick Forsythe, Russell Minick, York Ragen, and Erik Wilde
2020	Aaron P Jagdfeld	Patrick Forsythe, Russell Minick, York Ragen, and Erik Wilde
2019	Aaron P Jagdfeld	Patrick Forsythe, Russell Minick, York Ragen, and Erik Wilde

54	2024 Proxy Statement

CAP represents the “Total” compensation reported in the SCT for the applicable fiscal year, adjusted as set forth below. None of our NEOs participate in a pension plan; therefore, no adjustments from the SCT total related to pension value are needed.
	2023
Adjustments	CEO		Average non- CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	-$	6,000,223	-$	1,147,973
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End		$6,469,857		$1,240,012
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date		$0		$0
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End		$307,999		$33,250
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date		$1,978,296		$211,461
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End		$0		$0
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date		$0		$0
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY		$0		$0
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans		$0		$0
TOTAL ADJUSTMENTS		$2,755,929		$336,750

(2)
Our peer group is the S&P 500 Industrials (Sector) Index, which is the industry index used to show our performance in our Form 10-K.

(3)
TSR is calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2018 through and including the end of each fiscal year reported in the table.

(4)
Net income and Adjusted EBITDA as reported in the Pay Versus Performance Table are before adjusting for non-controlling interests.

(5)
Our company-selected measure, which is the measure we believe represents the most important financial performance measure not otherwise presented in the table above that we use to link CAP for fiscal 2023 to performance, is Adjusted EBITDA, which is a Non-GAAP measure that excludes the impact of acquisitions. A reconciliation of Adjusted EBITDA to net income can be found in Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

55	2024 Proxy Statement

Relationship Between Pay and Performance Measures
The line graphs below compare CAP to our CEO and the average of CAP to our remaining NEOs, with (i) our cumulative TSR, (ii) cumulative peer group TSR, (iii) our net income, and (iv) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2019, 2020, 2021, 2022 and 2023.
TSR amounts reported in the graph assume an initial fixed investment of $100 made on the last trading day of 2018, and that all dividends, if any, were reinvested.

56	2024 Proxy Statement

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2023:
Financial Performance Measures Linked to the Compensation of Named Executive Officers
Adjusted EBITDA
Primary Working Capital (“PWC”) as a Percent of Net Sales
Annual Revenue Growth Rate (“CAGR”)
Adjusted EBITDA Margin Percentage
Free Cash Flow (“FCF”)
The Compensation Discussion and Analysis provides a further description of how these metrics are defined and used in the Company’s executive compensation program.

57	2024 Proxy Statement

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities with the SEC within specified periods. Due to the complexity of the reporting rules, the Company undertakes to file such reports on behalf of its directors and executive officers and has instituted procedures to assist them with these obligations. Based solely on a review of filings with the SEC and written representations from the Company’s directors and executive officers, the Company believes that, in 2023, all of its directors and executive officers filed the required reports on a timely basis with respect to Generac’s equity securities under Section 16(a), except for the following Form 4 filings reporting the acquisition of shares that were inadvertently filed one day late on May 10, 2023 for each of Ms. Avedon, Mr. Bowlin, Mr. Dixon, Mr. Jenkins, Mr. Lampereur, Mr. Morgan, Ms. Nguyen, Mr. Ramon,
Ms. Roedel, and Mr. Zarcone.

58	2024 Proxy Statement

2023 Director Compensation
2023 Director Compensation
Non-employee directors are paid in accordance with the Company’s Non-Employee Director Compensation Policy, as amended. The following table shows compensation information for 2023 for our Board of Directors.
Name	Fees earned ($)	Stock awards ($)(1)(2)	Total ($)
Marcia Avedon	—	245,135	245,135
John Bowlin	—	225,187	225,187
Robert Dixon	105,000	135,038	240,038
William Jenkins	90,000	135,165	225,165
Andrew Lampereur	—	250,261	250,261
Bennett Morgan	—	255,279	255,279
David Ramon	90,000	135,038	225,038
Kathryn Roedel	90,000	135,038	225,038
Dominick Zarcone	—	225,187	225,187
Nam Nguyen	—	225,187	225,187

(1)
Represents shares received in connection with annual equity grants and, if elected in lieu of cash by the non-employee director, quarterly retainer fees. The amounts indicated represent the aggregate grant date fair value for awards of stock (including Deferred Stock Units), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Subtopic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts.

(2)
As of December 31, 2023, each individual who served as a non-employee director during 2023 had outstanding the following number of stock awards, all of which consist of Deferred Stock Units issued pursuant to the Company’s Deferred Stock Unit Plan for Non-Employee Directors:

Name	Stock awards (#)
Marcia Avedon	—
John Bowlin	—
Robert Dixon	9,383
William Jenkins	1,417
Andrew Lampereur	17,039
Bennett Morgan	14,458
David Ramon	5,426
Kathryn Roedel	10,799
Dominick Zarcone	12,342
Nam Nguyen	—
Non-Employee Director Pay
Non-employee directors receive an annual cash retainer of $90,000 and an annual equity grant valued at $135,000. The additional annual retainer paid to the Chair of the Audit Committee is

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2023 Director Compensation
$25,000, the additional annual retainer paid to the Chair of the Human Capital and Compensation Committee is $20,000, the additional annual retainer paid to the Chair of the Nominating and Corporate Governance Committee is $15,000, and the additional annual retainer paid to the Lead Director is $30,000. The annual equity grant is made in the form of fully vested shares of our common stock; however, any director who has met the minimum stock ownership requirement may elect to receive the value of the annual equity grant in cash. Our non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with rendering board services.
No changes were made to the non-employee Director Pay in 2023 as shown in the table below.
2023 Annual Retainers
Board Compensation
Annual Retainer	$90,000
Annual Equity Retainer	$135,000
Additional Board Leadership Retainers
Lead Director	$30,000
Audit Committee Chair	$25,000
Human Capital and Compensation Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$15,000
In December 2023, the Committee reviewed a competitive assessment of its non-employee director compensation program with the assistance of Pay Governance. Based on that market assessment, in February 2024, the Committee approved an increase to the Annual Equity Retainer for 2024. The increase aligns the Equity Retainer to median by adjusting it from $135,000 to $155,0000.
2023 Equity Compensation Plan Information at Fiscal Year-End
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,429,116	$89.64	1,081,564
Equity compensation plans not approved by security holders(1)	—	—	—

(1)
Not applicable. There were no equity compensation plans not approved by the security holders.

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Related Person Transactions
Policies for Approval of Related Person Transactions
We adopted a written policy relating to the approval of related person transactions. Our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (1) our directors, director nominees, or executive officers, (2) any five percent record or beneficial owner of our common stock, or (3) any immediate family member of any person specified in (1) and (2) above. Our Chief Financial Officer is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether we or a related person have a direct or indirect material interest in the transaction.
As set forth in the Company’s related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the Audit Committee will consider:
•
the nature of the related person’s interest in the transaction;

•
the availability of other sources of comparable products or services;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•
the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. However, such member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.
There were no related person transactions required to be disclosed since January 1, 2023, and no such transactions are currently proposed.

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Proposal 2 — Ratification of the Selection of Independent Registered Public Accounting Firm
The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024.
A representative of Deloitte & Touche LLP will attend the annual meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.
Although the Company is not required to seek stockholder approval of this appointment, the Board of Directors believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

The Board of Directors unanimously recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Principal Accounting Fees and Services
Deloitte & Touche LLP (“Deloitte & Touche”) audited our financial statements since fiscal year 2020and currently serves as our independent registered public accounting firm. The following table presents fees paid for the audit of our annual consolidated financial statements and all other professional services for each of the last two years:
	For the Years Ended December 31,
	2022	2023
Audit fees(1)	$1,919,000	$2,191,000
Audit related fees(2)	$99,000	$38,000
Tax fees(3)	$948,000	$883,000
All other fees(4)	$3,000	$3,000
Total Fees	$2,969,000	$3,115,000

(1)
Audit fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory audits at certain foreign subsidiaries, and the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)
Audit related fees represent amounts reasonably related to the performance of the audit or review of the consolidated financial statements that are not reported under the Audit Fees category such as attestation services requested by management.

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(3)
Tax fees were primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries. The decrease in 2023 is primarily related to less tax planning and compliance at acquired subsidiaries as compared to 2022.

(4)
All other fees are licensing fees for technical research tools.

The services provided by Deloitte & Touche were preapproved by the Audit Committee. The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the independence of the independent registered public accounting firm and has determined, based on advice from Deloitte & Touche, that the provision of such services has not adversely affected Deloitte & Touche’s independence.
According to its charter, the Audit Committee is responsible for approving all audit engagement fees, terms, and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service.

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Proposal 3 — Advisory Approval of Executive Compensation
As required by Regulation 14A of the Exchange Act, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board and the Human Capital and Compensation Committee will consider the voting results when making future compensation decisions.
At the 2023 Annual Meeting of Stockholders, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in the proxy statement for the 2023 Annual Meeting, and our stockholders overwhelmingly approved the proposal, with nearly 94% of the votes cast in favor.
As described in the “Compensation Discussion and Analysis” section of this proxy statement, we believe that our executive compensation program enables us to attract, retain, and motivate a high-performance executive management team that improves our fundamental financial performance and provides value to the long-term interests of Generac and its stockholders.
We ask for your advisory vote on the following resolution:
•
“RESOLVED, that the stockholders hereby approve the compensation of Generac’s named executive officers, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of our executive officers.

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PROPOSAL 4 — APPROVAL OF THE AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN
Introduction
We are asking our stockholders to approve an amendment and restatement of the Generac Holdings Inc. 2019 Equity Incentive Plan (the “2019 Plan”) to increase the number of shares of our common stock reserved for issuance under the 2019 Plan by an additional 3,900,000 shares, extend the term of the 2019 Plan, and make certain design changes to the 2019 Plan. Our Board of Directors believes that our equity compensation programs align the interests of management, directors and stockholders to help increase long-term stockholder value by giving directors, employees, and consultants (together, “Participants”) a stake in our success. We believe that the 2019 Plan is a key tool for attracting, rewarding, motivating and retaining the service providers necessary for us to achieve our business objectives and increase stockholder value.
The 2019 Plan originally became effective on June 13, 2019. On April 12, 2024, our Board of Directors approved the Amended and Restated 2019 Plan (the “Restated Plan”), subject to approval by our stockholders at the 2024 annual meeting of stockholders. The Restated Plan will become effective on the date it is approved by our stockholders.
If our stockholders do not approve this proposal, the Restated Plan described in this proposal will not take effect and the 2019 Plan will continue to be administered in its current form. However, as described below, without the proposed share increase, the shares that remain available for issuance under the 2019 Plan will not be sufficient for us to be able to achieve our goals of attracting, motivating and retaining our employees through grants of equity awards.
Stockholder Approval and Board of Directors Recommendation
Stockholder approval of the Restated Plan is being sought in order to, among other things, (i) satisfy the stockholder approval requirements of the NYSE listing standards for certain of the amendments included in the Restated Plan, including the increase in the number of shares available for issuance under the Restated Plan by 3,900,000 shares, and the extension of the term of the Restated Plan to the date that is 10 years after stockholder approval of the Restated Plan, and (ii) to obtain stockholder approval of provisions relating to incentive stock options under Internal Revenue Code (“Code”) Section 422.
Our Board of Directors recommends that our stockholders vote FOR approval of the Restated Plan because it includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices. The Restated Plan also will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees.

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Factors Considered in Setting Size of Requested Share Reserve
As of April 3, 2024, there were 60,423,817 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the NYSE on that date was $128.26.
In setting the proposed number of shares reserved and issuable under the Restated Plan, the Human Capital and Compensation Committee (referred to in this Proposal 4 as the “Committee”) and our Board of Directors considered a number of factors as described below.
Changes to our employee population and business since the 2019 Plan was approved by shareholders.   At our 2019 Annual Meeting, shareholders approved the 2019 Plan, which included a share reserve of 2,675,000 shares. Since that time:
•
Our number of eligible employees has increased from approximately 5,700 to approximately 8,600, which represents a 51% increase

•
We have expanded our energy technology business. With this expansion, our competitive market for talent has also expanded. We now directly compete with technology companies for these employees and these competitors are heavy users of equity awards (both in terms of quantum and participation)

•
We have increased the weighting of performance shares in our long-term incentive plan design and population who is granted them

Awards outstanding and shares available for grant.   The table below shows, as of April 3, 2024, the shares reserved for issuance of outstanding awards under the Generac Holding Inc. Amended and Restated 2010 Equity Incentive Plan (“2010 Plan”) and 2019 Plan, and the shares available for future grant under our 2019 Plan. The table also shows the number of shares that will be available for future grants under each equity compensation plan following approval by our stockholders.
	As of March 31, 2024		After Approval of Restated Plan
	Shares Reserved for Issuance of Outstanding Awards(1)	Shares Available for Future Awards	Shares Reserved for Issuance of Outstanding Awards	Shares Available for Future Awards
2010 Plan	822,605	0	822,605	0
2019 Plan	847,369	574,244	847,369	4,474,244
Total	1,669,974	574,244	1,669,974	4,474,244

(1)
Shares reserved for issuance of outstanding awards at March 31, 2024 consist of the following:

	Types of Awards		Weighted Average Exercise Price of Options/ SARs	Weighted Average Term to Expiration
	Options/ SARs	Full Value Awards(3)
2010 Plan(2)	781,993	40,612	43.66	3yrs, 7/23/27
2019 Plan	548,789	298,580	158.84	8yrs, 6/21/32

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(2)
No further equity awards may be granted under the 2010 Plan; however, any shares that would return to the 2010 Plan as a result of an award terminating, expiring or being forfeited or being settled in cash in lieu of shares will instead become available under the Restated Plan.

(3)
Assumes target level of performance during the applicable measurement period for vesting of performance-based awards.

Historical equity granting practices.   Our three-year average value-adjusted “burn rate” was 0.62% for fiscal years 2021 through 2023. We calculated value-adjusted burn rate by dividing (i) the sum of (A) the number of options multiplied by the option’s dollar value using a Black-Scholes model and (B) the number of full value awards multiplied by the stock price, by (ii) the weighted- average number of shares multiplied by the stock price. We believe our historical value- adjusted burn rate is reasonable for a company of our size in our industry.
Year	Shares Granted	Basic Weighted Average Number of Common Shares Outstanding	Gross Equity Usage
2023	623,745	61,265,060	1.02%
2022	360,033	63,117,007	0.57%
2021	168,852	62,686,001	0.27%
3-Year Average	384,183	62,356,023	0.62%
Estimated duration of shares available for issuance under the Restated Plan.   Based on the additional 3,900,000 shares to be reserved under the Restated Plan, the existing 574,244 shares and our three-year average burn rate as described above, we expect at this time that the requested share reserve will cover awards for at least the next four years.
Expected dilution.   We define existing voting power dilution as the sum of (i) the total number of shares available for future grants under the 2019 Plan and (ii) the total number of shares of our common stock subject to outstanding awards under the 2010 Plan and 2019 Plan, divided by the fully diluted number of our common shares outstanding. In light of the expected duration of the Restated Plan and the increase in our eligible population since 2019, we believe the voting power dilution under the Restated Plan as of April 3, 2024, is reasonable when compared to companies in our 2024 compensation peer group.
Expectations regarding future share usage under the Restated Plan are based on a number of assumptions regarding factors such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Restated Plan reserve through forfeitures, cancellations and the like, the level at which performance-based awards pay out, and our future stock price performance. While the Committee believes that the assumptions utilized are reasonable, future share usage will differ to the extent that actual events differ from our assumptions.
Key Compensation Practices
The Restated Plan continues to include number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•
Restrictions on dividends and dividend equivalents.   The Restated Plan prohibits the payment of dividends or dividend equivalents on stock options and stock appreciation

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rights (“SARs”), and provides that any dividends or dividend equivalents payable with respect to shares or share equivalents subject to the unvested portion of a full value award will be subject to the same restrictions and risk of forfeiture as the shares or share equivalents to which such dividends or dividend equivalents relate.
•
No repricing of underwater options or SARs without stockholder approval.   The Restated Plan prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of a share of our common stock.

•
No liberal share recycling.   We may not add back to the Restated Plan’s share reserve any shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

•
Net best cutbacks.   The Restated Plan provides that if any benefits provided to a Participant under the Restated Plan or other Company compensation arrangements in connection with a change in control would constitute “parachute payments” within the meaning of Code Section 280G and result in the imposition of an excise tax on the Participant under Code Section 4999, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

•
No liberal definition of  “change in control.”   No change in control would be triggered by stockholder approval of a business combination transaction, the announcement or commencement of a tender offer, or any Board of Directors’ assessment that a change in control may be imminent.

•
No parachute payment gross-ups.   The Restated Plan does not provide any parachute payment gross-ups to its Participants.

•
No discounted option or SAR grants.   The Restated Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•
Clawback.   The Restated Plan provides that all awards are subject to any clawback or recoupment policies in effect from time to time. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis — Other Practices, Policies & Guidelines.”

Description of the Restated Plan
The major features of the Restated Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Restated Plan, which is attached to this proxy statement as Appendix A.
Eligible Participants.   Employees, consultants, and advisors of the Company or its affiliates, as well as non-employee directors of the Company, will be eligible to receive awards under the Restated Plan. As of March 31, 2024, there were 8,367 employees, ten non-employee directors of the Company and an indeterminate number of consultants and advisors who are eligible to receive awards under the Restated Plan.
Administration.   The Restated Plan will be administered by the Committee. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate its authority

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under the Restated Plan to any one or more of its members, or, with respect to awards to Participants who are not themselves our directors or executive officers, to one or more of our directors or executive officers or to a committee of the Board of Directors comprised of one or more directors. The Committee may also delegate non-discretionary administrative duties to other persons as it deems advisable. The full Board of Directors will perform the duties and have the responsibilities of the Committee with respect to awards under the Restated Plan that are made to our non-employee directors.
The Committee has the authority to determine the persons to whom awards will be granted, the timing of awards, the type and number of shares covered by each award, the terms, conditions, performance criteria, and restrictions of the awards as well as the manner in which awards are paid and settled. The Committee may also establish, rescind, and modify rules to administer the Restated Plan, adopt subplans, annexes or special provisions applicable to certain awards, interpret the Restated Plan, any award and any related award agreement, reconcile any inconsistency, correct any defect or supply an omission in the Restated Plan and any related award agreement, cancel or suspend an award, determine in what circumstances an award shall be forfeited, accelerate the vesting or extend the exercise period of an award (whether by amendment or other action), grant substitute awards in accordance with the Restated Plan, and require or permit the deferral of the settlement of an award.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the Restated Plan prohibits the Committee from repricing any outstanding option or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an option or SAR award in exchange for cash, other property or grant of a new full value award at a time when the per share exercise price of the option or SAR award is greater than the fair market value of a share of our common stock, or otherwise making an option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”
Subject to certain limitations set forth in the Restated Plan, the Committee may also modify the terms of awards under the Restated Plan with respect to Participants who reside outside of the United States or who are employed by a non-United States subsidiary of the Company in order to comply with local legal or regulatory requirements.
Available Shares and Limitations on Awards.   A maximum of 4,474,244 shares of our common stock may be the subject of awards and issued under the Restated Plan. The shares of common stock issuable under the Restated Plan may come from authorized and unissued shares or treasury shares. Full value awards, options, and SARs granted under the Restated Plan will count as one share against the Restated Plan’s authorized share reserve.
Any shares of our common stock subject to any award under the Restated Plan, or to an award under the 2010 Plan that is outstanding on the date our stockholders approve the Restated Plan, that expires, is forfeited or cancelled, or is settled for cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, become available again for future awards under the Restated Plan. Each share that again becomes available for awards in such manner shall increase the share reserve, with shares subject to full value awards, options, and SARs increasing the share reserve by 1 share. However, shares tendered or withheld in payment of the purchase price of a stock option, shares tendered or withheld to satisfy a tax withholding obligation, shares repurchased with proceeds received by the Company from exercise of a stock option and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right may not be used again under the Restated Plan. Awards granted

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under the plan in substitution for awards previously granted in connection with a merger, consolidation or acquisition are not charged against the number of shares available for grant as awards under the Restated Plan.
Any shares of common stock issuable during the term of the Restated Plan as a result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an award under the Restated Plan or our 2010 Plan that are forfeited also will automatically replenish the Restated Plan share reserve to the extent of such forfeiture.
Awards granted or shares of our common stock issued under the Restated Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our affiliates or with which we or any of our affiliates combines (referred to as “substitute awards”) will not reduce the share reserve under the Restated Plan and will not reduce the shares authorized for grant to a Participant in any calendar year.
Additionally, if a company acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the Restated Plan and shall supplement the share reserve under the Restated Plan, but only if the awards are made to individuals who were not employed by, or serving as a non-employee director of, us or any of our subsidiaries prior to such acquisition or combination.
Share Adjustment Provisions.   If certain equity transactions occur that cause the per share value of our common stock to change, such as stock dividends, stock splits, spin-offs, rights offerings, or certain recapitalizations (referred to as “equity restructurings”), the Committee will make adjustments as it deems equitable and appropriate to: (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Restated Plan, (ii) the number and kind of shares or other securities subject to outstanding awards, (iii) the exercise price of outstanding options and SAR awards, and (iv) award limitations prescribed by the Restated Plan. Other types of transactions may also affect our common stock, such as a reorganization, merger, consolidation or partial or complete liquidation of our Company. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the Restated Plan, the Committee may make such adjustments as it deems equitable.
Types of Awards.   The Restated Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, and other stock-based awards to eligible recipients. These types of awards are described in more detail below.
Stock Options.   Employees of the Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a Participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described above. “Fair market value” under the Restated Plan as of any date generally means the average of the high and low trading price of a share of our common stock on the NYSE on that date. As of March 31, 2024, the closing sale price of a share of our common stock on the NYSE was $126.14.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the Participant in cash unless the Committee permits exercise payments to be made, in whole

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or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the Participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date and have an aggregate value equal to the purchase price of the shares being purchased.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than ten years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.
The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any Participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the Restated Plan is 4,474,244.
Stock Appreciation Rights.   A SAR award provides the right to receive, in cash and/or shares of our common stock (as determined by the Committee), an amount equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described above. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than ten years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the Restated Plan, as may be determined by the Committee.
Restricted Stock Awards.   A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that we, or any of our subsidiaries or business units, satisfy specified performance goals. Dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Unless otherwise provided in an award agreement, Participants are entitled to vote restricted shares prior to the time they vest.
Stock Unit Awards.   A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee, including the satisfaction of specified performance goals. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Following the vesting of a stock unit award, settlement of the award and payment to the Participant will be made at such time as determined by the Committee. Stock unit awards will be subject to such other terms and conditions, consistent with the other provisions of the Restated Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards and any such dividend equivalents will be subject to the

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same restrictions and risk of forfeiture as the underlying units or other awards to which such dividend equivalents relate.
Other Stock-Based Awards.   The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the Restated Plan. The Committee has discretion in determining the terms and conditions of such awards, consistent with the terms and purposes of the Restated Plan.
Transferability of Awards.   In general, no right or interest in any award under the Restated Plan may be sold, assigned, transferred, exchanged or encumbered by a Participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a Participant’s family member or pursuant to a domestic relations order. Any award held by such permitted transferee will remain subject to the same terms and conditions that were applicable to the award before the transfer thereof.
Performance-Based Compensation.   The Committee may grant awards under the Restated Plan as a performance-based award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or shares of common stock. In connection with any such award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals in its discretion. The Committee may also, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an award.
Change in Control.   If a change in control of the Company that involves a business combination occurs, then the consequences will be as described below unless the Committee provides otherwise in a Company policy applicable to the Participant, or an applicable award or other agreement with a Participant. If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a business combination, and if within twelve months after the business combination a Participant’s employment or other service is involuntarily terminated without cause, or, if so provided in a Company policy applicable to the Participant or, in the discretion of the Committee, in an award agreement, the Participant terminates his or her employment or other service for good reason, (i) each of the Participant’s outstanding options and SARs will become fully vested and exercisable and will remain exercisable for one year, and (ii) each of the Participant’s unvested full value awards will fully vest. For these purposes, a performance-based award will be considered fully vested at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the Participant’s termination of employment or other service.
If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a business combination, then (i) all outstanding options and SARs will become fully vested and exercisable for a period of time prior to the effective time of the business combination and will then terminate at the effective time of the business combination, and (ii) all full value awards will fully vest immediately prior to the effective time of the business combination. For these purposes, a performance-based award will be considered fully vested at

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the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the business combination. Alternatively, if outstanding awards are not continued, assumed or replaced, the Committee may elect to cancel such awards at or immediately prior to the effective time of the business combination in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the business combination for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).
In the event of a change in control of the Company that does not involve a business combination, unless otherwise provided in a Company policy applicable to the Participant, or an applicable award or other agreement with a Participant, all Awards will continue in accordance with their terms; provided, however, if within twelve months after the change in control a Participant’s employment or other service is involuntarily terminated without cause, or, if so provided in a Company policy applicable to the Participant or, in the discretion of the Committee, in an award agreement, the Participant terminates his or her employment or other service for good reason, (i) each of the Participant’s outstanding options and SARs will become fully vested and exercisable and will remain exercisable for one year, and (ii) each of the Participant’s unvested full value awards will fully vest. For these purposes, a performance-based award will be considered fully vested at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the Participant’s termination of employment or other service.
The Restated Plan also provides that if any payments or benefits provided to a Participant under the Restated Plan or any other Company compensation programs or arrangements in connection with a change in control would constitute “parachute payments” within the meaning of Code Section 280G, and would otherwise result in the imposition of an excise tax under Code Section 4999, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.
For purposes of the Restated Plan, the following terms have the meanings indicated:
•
A “change in control” generally refers to:

(i)
the acquisition by a person or group of beneficial ownership of 50% or more of the combined voting power of our common stock or voting securities,

(ii)
our incumbent board members as of the effective date of the 2019 Plan (the “Incumbent Board”) cease to constitute at least a majority of our Board of Directors,

(iii)
the consummation of a business combination as defined below (unless immediately following such business combination (x) all or substantially all of our previous holders of voting securities beneficially own more than 50% of the combined common stock and voting power of the resulting entity in substantially the same proportions and (y) at least a majority of the members of the resulting entity’s board of directors were members of the Incumbent Board); or

(iv)
the approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

•
A “business combination” generally means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.

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Effect of Termination of Employment or Other Service.   Unless otherwise set forth in an applicable award agreement, if a Participant ceases to be employed by or provide other services to us and our affiliates, awards under the Restated Plan will be treated as set forth in the Restated Plan. Upon termination for cause or upon conduct that would constitute cause during any post-termination exercise period, all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration. Upon termination for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration.
Under the Restated Plan, “cause” is generally defined as a Participant’s (i) willful, continued and uncured failure to perform substantially his or her duties owed to the Company or an affiliate after a written demand for substantial performance is delivered to the Participant; (ii) conviction of, or a plea of guilty or no contest to a felony or any crime involving moral turpitude; (iii) engaging in conduct that constitutes gross negligence or willful misconduct in the performance of his or her employment duties or is deemed a material violation of a Company policy; (iv) committing fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, or a material act of dishonesty against the Company; (v) drug addiction, habitual intoxication, or violation of the Company’s code of ethics and business conduct that adversely affects Participant’s job performance and duties, or the reputation or best interests of the Company; or (vi) breach of any representation, warranty or covenant under the Company’s Executive Change in Control Policy, an award agreement, an employment agreement or other agreement or arrangement with the Company, provided that if a Participant has another then-effective written agreement with the Company that defines “cause”, that definition shall control.
Effective Date and Term of the Restated Plan.   The Restated Plan will become effective on the date it is approved by the Company’s stockholders. Unless terminated earlier, the Restated Plan will terminate on the tenth anniversary of the effective date of the Restated Plan. Awards outstanding under the Restated Plan at the time it is terminated will continue in accordance with their terms and the terms of the Restated Plan unless otherwise provided in the applicable agreements.
Amendment of the Plan.   Our Board of Directors may amend the Restated Plan from time to time, but no amendments to the Restated Plan will be effective without stockholder approval if such approval is required under applicable laws, regulations or stock exchange rules. Our Board of Directors also may suspend or terminate the Restated Plan at any time. No termination, suspension or amendment of the Restated Plan may materially impair the rights of any Participant under a previously granted award without the consent of the affected Participant, unless such action is necessary to comply with applicable laws or stock exchange rules.
Amendment of Awards.   The Committee may amend the terms of any award subject to certain limitations, however, no such amendment may materially impair the rights of any Participant under a previously granted award without the consent of the affected Participant, except for amendments necessary to comply with applicable laws, stock exchange rules or any compensation recovery policy as provided in the Restated Plan.
Forfeiture.   The Committee may provide for the forfeiture or recovery of awards, whether vested or unvested, upon the occurrence of certain events specified in an award agreement, such as a termination for cause, breach of a policy or restrictive covenants, or other detrimental conduct by a Participant, in addition to any otherwise applicable vesting or performance conditions of an award.
Clawback.   All awards (whether time- or performance-based) under the Restated Plan will be subject to forfeiture or repayment by the Participant to the Company to the extent such Participant

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is or becomes subject to any clawback or recoupment policy adopted by the Company or any affiliate including policies intended to comply with applicable laws, rules, or regulations (including but not limited to the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and applicable NYSE listing rules or any applicable laws or listing requirements which impose mandatory recoupment). Awards will be automatically unilaterally amended to comply with any such compensation recovery policy. For more information about the Company’s current executive compensation recoupment policies, see “Compensation Discussion and Analysis — Other Practices, Policies & Guidelines — Clawback and Hedging Policies.”
United States Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the Company and to Participants subject to United States taxation with respect to awards granted under the Restated Plan, based on statutes, regulations and interpretations in effect as of the date of this proxy statement.
Non-qualified Stock Options.   If a Participant is granted a non-qualified stock option under the Restated Plan, the Participant will not recognize taxable income upon the grant of the option. Generally, the Participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The Participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the Participant recognizes as ordinary income.
Incentive Stock Options.   If a Participant is granted an incentive stock option under the Restated Plan, the Participant will not recognize taxable income upon grant of the option. Generally, the Participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option satisfy applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise), the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards.   The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a Participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the Participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a Participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a Participant at the time such an award is exercised in an amount equal to the amount of cash or the then-current fair market value of the shares received by the Participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding

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deduction at the time the Participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.
Section 162(m) of the Code.   Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.
Section 409A of the Code.   The foregoing discussion of tax consequences of awards under the Restated Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Code Section 409A, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected Participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Plan Benefits
Since all awards under the Restated Plan are made in the discretion of the Committee, neither the number nor types of future Restated Plan awards to be received by or allocated to particular Participants or groups of Participants is presently determinable. Information regarding awards granted under the 2019 Plan during 2023 to our Named Executive Officers is provided under the caption “Grants of Plan-Based Awards in 2023” table on page 40 of this proxy statement and to our nonemployee directors under the caption “2023 Director Compensation” on page 59 of this proxy statement. Under our current non-employee director compensation policy, each non-employee director will receive an annual equity grant valued at $155,000 each year under the Restated Plan. For more information about our current non-employee director compensation policy, see “— 2023 Director Compensation” above.
The Board of Directors recommends that you vote FOR approval of the Amended and Restated 2019 Equity Incentive Plan.

76	2024 Proxy Statement

Report of the Audit Committee
The Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the internal audit services function; (iii) the annual independent audits of the Company’s financial statements and management’s report regarding the effectiveness of the Company’s system of internal control over financial reporting, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out in the Audit Committee’s charter. The Audit Committee has the responsibility for the engagement and retention of the Company’s independent registered public accounting firm and the approval of all audit and other engagement fees.
In discharging its responsibilities, the Audit Committee is not itself responsible for the planning or conducting of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. The Company’s management is primarily responsible for its financial statements and the quality and integrity of the reporting process. The independent registered public accounting firm Deloitte & Touche LLP (“Deloitte & Touche”) is responsible for auditing those financial statements in accordance with accounting principles generally accepted in the United States of America.
In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2023, management’s report of the effectiveness of the Company’s system of internal control over financial reporting, and Deloitte & Touche’s report of the effectiveness of the Company’s system of internal control over financial reporting with the Company’s management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche’s report thereon, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Respectfully submitted by the Audit Committee of the Board of Directors.
Andrew Lampereur, Chair
Robert Dixon
David Ramon
Kathryn Roedel
Dominick Zarcone

77	2024 Proxy Statement

Nominations and Proposals by Stockholders
Stockholder Proposals for Inclusion in Our Proxy Statement — Proposals that stockholders wish to submit for inclusion in our proxy statement for our 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by us no later than December 30, 2024, unless the date of our 2025 annual meeting is more than 30 days before or after June 13, 2025, in which case the deadline will be a reasonable time before we begin to print and mail our proxy materials. Any stockholder proposal submitted for inclusion must be eligible for inclusion in our proxy statement in accordance with the rules and regulations promulgated by the SEC.
Proxy Access Nominations — In 2023, we adopted a proxy access Bylaw that permits a stockholder or group of up to 20 stockholders owning at least 3% of our outstanding common stock continuously for at least the previous three years to nominate up to the greater of two individuals or 20% of the Board of Directors. Requests to include stockholder-nominated candidates in our proxy statement for our 2025 annual meeting of stockholders must be received by us no earlier than November 30, 2024 and no later than December 30, 2024. Each nominee must meet the qualifications required by our Bylaws, and the nominating stockholder or group of stockholders must provide certain information and meet the other specific requirements of our Bylaws.
Stockholder Nominations and Proposals Other than for Inclusion in Our Proxy Statement — With respect to nominations or proposals submitted by a stockholder other than for inclusion in our proxy statement for our 2025 annual meeting of stockholders, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws no later than the close of business on March 15, 2025 nor earlier than the close of business on February 13, 2025, unless the date of our 2025 annual meeting is more than 30 days before or 60 days after June 13, 2025, in which case notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by our Bylaws. A stockholder nomination must be accompanied by the information required by the Bylaws with respect to a stockholder director nominee. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Board of Directors’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2025.
Address for Notices — In the case of any notice of a nomination or proposal submitted in accordance with the procedures above, the notice must be received by us at S45 W29290 Hwy. 59, Waukesha, WI 53189, attention of Raj Kanuru, Executive Vice President, General Counsel, and Secretary.

78	2024 Proxy Statement

Information Concerning Solicitation and Voting
The Board of the Company is soliciting your proxy to be voted at the Annual Meeting of Stockholders to be held on Thursday, June 13, 2024, at 9:00 a.m. local time, at Generac’s headquarters located at S45 W29290 Highway 59 Waukesha, Wisconsin 53189, and any postponement or adjournment thereof.
Record Date; Stock Outstanding and Entitled to Vote
Holders of common stock as of the record date, April 15, 2024, are entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 60,432,326 shares of common stock outstanding and entitled to vote at the annual meeting, with each share entitled to one vote.
If you are a stockholder of record, you will need to present the Notice of Internet Availability or proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in “street name,” you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker, or other nominee as of the close of business on April 15, 2024, along with a form of personal photo identification. Alternatively, you may contact the broker, bank, or other nominee in whose name your shares of common stock are registered and obtain a legal proxy to bring to the meeting. Audio or visual recording of any portion of the annual meeting is not permitted. No cameras, recording equipment, large bags, briefcases, or packages will be allowed in the meeting or adjacent areas. All other items may be subject to search.

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INFORMATION CONCERNING SOLICITATION AND VOTING
Information About This Proxy Statement
Why you received a Notice of Internet Availability.   We are mailing only a Notice of Internet Availability to all stockholders. The Notice of Internet Availability includes information on where to view all proxy materials online, as well as voting instructions. These materials have been made available to you on the internet because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting and any postponement or adjournment thereof. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one Notice of Internet Availability relating to these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent:
Computershare, Inc.
P.O. Box 43006
Providence, RI 02940-3006
United States of America
By Overnight Delivery:
Computershare, Inc.
250 Royall Street
Canton, MA 02021
United States of America
Toll Free — 877-373-6374
U.S. — 800-962-4284
Householding.   The SEC’s rules permit us to deliver a single Notice of Internet Availability or set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate Notice of Internet Availability to any stockholder at the shared address to which a single copy of the Notice of Internet Availability was delivered. If you are a record holder and if you prefer to receive separate copies of the proxy materials, or if you currently receive multiple copies and prefer to receive a single copy, please contact Raj Kanuru, Executive Vice President, General Counsel, and Secretary, Generac Holdings Inc., S45 W29290 Highway 59, Waukesha, Wisconsin 53189, or by telephone at (262) 544-4811.

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INFORMATION CONCERNING SOLICITATION AND VOTING
Voting by and Revocation of Proxies
Stockholders of record are requested to vote by proxy in one of the following ways:
•
By telephone — Use the toll-free telephone number shown on the Notice of Internet Availability or any proxy card you receive;

•
By internet — Visit the internet website indicated on the Notice of Internet Availability or any proxy card you receive and follow the on-screen instructions;

•
By mail — If you request a paper proxy card by telephone or internet, you may elect to vote by mail. If you elect to do so, you should date, sign, and promptly return your proxy card by mail in the postage prepaid envelope which accompanied that proxy card; or

•
In person — You can deliver a completed proxy card at the meeting or vote in person.

Voting instructions (including instructions for both telephonic and internet proxies) are provided on the Notice of Internet Availability and on any proxy card you receive. The internet and telephone proxy procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice of Internet Availability or proxy card, will identify stockholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with electronic access, such as usage charges from internet access providers and telephone companies, must be borne by the stockholder. If you submit your proxy by internet or telephone, it will not be necessary to return a proxy card for your vote to be counted.
If a stockholder does not submit a proxy via the internet or by telephone or return a signed proxy card, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the internet, which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.
If instructions are not given and you do not indicate how your shares should be voted on a proposal, the shares represented by a properly completed proxy will be voted as the Board recommends. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by the Board in its sole discretion, on any matters brought before the Annual Meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.
Any proxy signed and returned by a stockholder or submitted by telephone or via the internet may be revoked at any time before it is exercised by giving written notice of revocation to the Company’s Secretary at our address set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the internet) or by voting in person at the meeting. Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.
If your shares are held in the name of a bank, broker, fiduciary or custodian, follow the voting instructions on the form you receive from your record holder. The availability of internet and telephone proxies for these stockholders will depend on their voting procedures.
Quorum
The presence at the Annual Meeting, in person or by proxy, of the holders of at least a majority of the number of shares of common stock issued and outstanding and entitled to vote as of the record date, is required to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted toward the establishment of a quorum.

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INFORMATION CONCERNING SOLICITATION AND VOTING
Required Votes
Election of Four Nominees Named Herein as Class III Directors.   Under our Amended and Restated Bylaws (the “Bylaws”), the affirmative vote of a plurality of shares of common stock voting on this matter at the Annual Meeting is required to elect each nominee named herein as a director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Notwithstanding the foregoing, if a nominee for Director receives more “against” votes for his or her election than votes “for” his or her election in an uncontested election at a meeting of stockholders, without regard for abstentions, the Director shall, in accordance with and subject to our Corporate Governance Guidelines and Principles, promptly tender his or her resignation to the Board.
Ratification of the selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm.   Proposal 2, relating to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2024, will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voting on the proposal.
Approval of Non-Binding “Say-on-Pay” Resolution Regarding Executive Compensation.   Proposal 3, relating to the non-binding resolution to approve our executive compensation, will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voting on the proposal.
Approvalof the Amended and Restated 2019 Equity Incentive Plan.   Proposal 4, relating to the approval of the Amended and Restated 2019 Equity Incentive Plan, will be approved if it receives the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and voting on the proposal.
Impact of Abstentions.   Abstentions will have no effect on the determination of the election of directors, but will have the effect of voting against Proposal 2, 3, or 4.
Shares Held by Brokers
If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not give voting instructions to your broker, your broker may vote your shares for you on any discretionary items of business to be voted upon at the Annual Meeting. If you do not provide voting instructions on a non-discretionary item, including the election of the Class III director nominees named herein, the shares will be treated as “broker non-votes.” We believe that the ratification of the selection of Deloitte & Touche LLP (Proposal 2) is a routine matter on which brokers will generally be permitted to vote any unvoted shares in their discretion. We believe that election of the four nominees named herein as Class III directors (Proposal 1), the advisory, non-binding approval of executive compensation (Proposal 3), and the approval of the Amended and Restated 2019 Equity Incentive Plan (Proposal 4) are non-routine matters on which brokers will not be permitted to vote any unvoted shares. “Broker non-votes” will be included in determining the presence of a quorum at the annual meeting, but will have no effect on the outcome of any proposal.
Proxy Solicitation
The Company will bear the costs of solicitation of proxies for the annual meeting, including preparation, assembly, printing and mailing of the Notice of Internet Availability, this proxy statement, the annual report, any proxy card and any additional information furnished to stockholders. Copies of our proxy statement will be furnished, upon request, to banks, brokerage

82	2024 Proxy Statement

INFORMATION CONCERNING SOLICITATION AND VOTING
houses, fiduciaries, and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, email, or personal solicitation by Computershare or by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers, or other regular employees for such services.
Other Business
The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting. If any other matter shall properly come before the annual meeting, the persons named as proxies in the Notice of Internet Availability or on the proxy card will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.
Annual Report and Company Information
Our Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2023, is being furnished to stockholders concurrently herewith. You also may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2023 that was filed with the SEC, without charge, by writing to Generac Holdings Inc., Attn: Investor Relations, S45 W29290 Hwy. 59, Waukesha, Wisconsin 53189. These materials will also be available without charge at “Investor Relations” on our website at www.generac.com.
It is important that your proxy be returned promptly, whether by mail, by the internet, or by telephone. The proxy may be revoked at any time by you before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an internet or telephonic proxy) and vote your own shares.
By Order of the Board of Directors,

Raj Kanuru
Executive Vice President, General Counsel, and Secretary

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Appendix A

GENERAC HOLDINGS INC.
Amended and Restated 2019 Equity Incentive Plan
1.   Purpose.   The purpose of the Generac Holdings Inc. Amended and Restated 2019 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.
2.   Definitions.   In this Plan, the following definitions will apply.
(a)   “Affiliate” means any entity that is a Subsidiary of the Company, or any other entity in which the Company owns, directly or indirectly, at least 51% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by the Plan.
(b)    “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.
(c)   “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Business Combination” means a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company.
(f)   “Cause” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, a Participant’s (i) willful and continued failure to perform substantially his or her duties owed to the Company or an Affiliate (other than such failure resulting from a Disability) after a written demand for substantial performance is delivered to the Participant specifically identifying the nature of such unacceptable performance and is not cured by the Participant within a reasonable period, not to exceed 30 days; (ii) conviction of (or plead of guilty or no contest to) a felony or any crime involving moral turpitude; (iii) engagement in conduct that constitutes gross negligence or willful misconduct in the performance of his or her employment duties and/or deemed a material violation of a Company policy; (iv) commitment of fraud, embezzlement, misappropriation of funds, breach of fiduciary duty, or a material act of dishonesty against the Company; (v) drug addiction, habitual intoxication, or violation of the Company’s Code of Ethics and Business Conduct and/or Supplemental Code of Ethics and Business Conduct that adversely affects Participant’s job performance and duties, or the reputation or best interests of the Company and its Affiliates; or (vi) breach of any representation, warranty or covenant under the Company’s Executive Change in Control Policy, an award agreement, an employment agreement or other agreement or arrangement with the Company or any of its Affiliates. An act or omission by a Participant shall not be “willful” if conducted in good faith and with the Participant’s reasonable belief that such conduct is in the best interests of the Company and its Affiliates.
(g)   “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, one of the following:

(1)   The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (i) the then-outstanding shares of Stock of the Company (the “Outstanding Company Stock”) or (ii) the combined voting power of the then-outstanding Voting Securities of the Company (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a) and (b) of subsection (3) of this definition;
(2)   The cessation for any reason of individuals who, as of the effective date of this Plan, constitute the Board (the “Incumbent Board”) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(3)   The consummation of a Business Combination, in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Stock and Outstanding Company Voting Securities, as the case may be, and (b) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(4)   The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
(h)   “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(i)   “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.
(j)   “Company” means Generac Holdings Inc., a Delaware corporation, and any successor thereto.
(k)   “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
(l)   “Employee” means an employee of the Company or an Affiliate.
(m)   “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(n)    “Fair Market Value” means, as of any date, the per Share value determined as follows:
(1)   If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then the Fair Market Value will be the average of the high and low trading price on the principal securities market (or any established over-the-counter trading system) on which it traded on the date it is being determined, or if no trades were made on any such day, the immediately preceding day on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(2)   If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
(o)   “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.
(p)   “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(q)   “Non-Employee Director” means a member of the Board who is not an Employee.
(r)   “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.
(s)   “Other Stock-Based Award” means an Award described in Section 11 of this Plan.
(t)    “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(u)   “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.
(v)   “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
(w)    “Plan” means this Generac Holdings Inc. 2019 Equity Incentive Plan, as amended and in effect from time to time.
(x)   “Prior Plan” means the Generac Holding Inc. Amended and Restated 2010 Equity Incentive Plan.

(y)   “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(z)   “Retirement” shall have the meaning provided in any individual Award Agreement.
(aa)   “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
(bb)   “Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
(cc)   “Share” means a share of Stock.
(dd)   “Stock” means the common stock, $0.01 par value per Share, of the Company.
(ee)   “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(ff)   “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(gg)   “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(hh)   “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(ii)   “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
3.   Administration of the Plan.
(a)   Administration.   The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b)   Scope of Authority.   Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
(1)   determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;
(2)   cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);
(3)   adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;
(4)   granting Substitute Awards under the Plan; and
(5)   taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and
(6)   requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.
For the avoidance of doubt, the Committee shall perform the foregoing duties and have the foregoing responsibilities with respect to Awards made to Non-Employee Directors as well as other Service Providers.
(c)   Awards to Foreign Service Providers.   The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d)   Acts of the Committee; Delegation.   A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(e)   Finality of Decisions.   The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)   Indemnification.   Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.
4. Shares Available Under the Plan.
(a)   Maximum Shares Available.   Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 4,474,244. No further awards may be made under the Prior Plan after the effective date of this Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1)   Shares that are subject to Full Value Awards or Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.
(2)   Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.
(3)   Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(4)   Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(5)   Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(b)   Effect of Forfeitures and Other Actions.   Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.
(c)   Effect of Plans Operated by Acquired Companies.   If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non- Employee Directors prior to such acquisition or combination.
(d)   No Fractional Shares.   Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
5.   Eligibility.   Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.
6.   General Terms of Awards.
(a)   Award Agreement.   Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Agreement calls for acceptance by the Participant, the Award evidenced by the Agreement will not become effective unless acceptance of the Agreement in a manner permitted by the Committee is received by the Company within 30 days of the date the Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b)   Vesting and Term.   Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine. Unless the Committee provides otherwise, the vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.
(c)   Transferability.   Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option)

may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d)   Termination of Service.   Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(1)   Upon termination of Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
(2)   Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.
(3)   Upon termination of Service for any reason other than Cause, death or Disability or Retirement, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of 90 days after the date of such termination. However, if a Participant thereafter dies during such 90 day period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(4)   Upon termination of Service due to death or Disability or Retirement, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(e)   Rights as Stockholder.   No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(f)   Performance-Based Awards.   Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, an equity restructuring (as described in Section 12(a)), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.
(g)   Dividends and Dividend Equivalents.   No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.
(h)   Deferrals of Full Value Awards.   The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.
7.   Stock Option Awards.
(a)   Type and Exercise Price.   The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b)   Payment of Exercise Price.   The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c)   Exercisability and Expiration.   Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)   Incentive Stock Options.
(1)   An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non- Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be 4,474,244, subject to adjustment as provided in Section 12(a).
(2)   No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined Voting Power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.
(3)   For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(4)   If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.
(5)   The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.
(e)   Extension if Exercise Prevented by Law.   Notwithstanding the foregoing, if the exercise of an Option Award during the applicable post- termination of Service exercise period as set forth in Section 6(d) or in the applicable Agreement is prevented by Section 16(c), the Option shall remain exercisable until the later of (i) 30 days after the date the exercise of the Option would no longer be prevented by such provision, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.
8.   Stock Appreciation Right Awards.
(a)   Nature of Award.   An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)   Exercise of SAR.   Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9.   Restricted Stock Awards.
(a)   Vesting and Consideration.   Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b)   Shares Subject to Restricted Stock Awards.   Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee.
10.   Stock Unit Awards.
(a)   Vesting and Consideration.   A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b)   Settlement of Award.   Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.
11.   Other Stock-Based Awards.   The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan.

The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12.   Changes in Capitalization, Business Combinations, Change in Control.
(a)   Adjustments for Changes in Capitalization.   In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.
(b)   Business Combination.   Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company or a Company policy applicable to Participant (including but not limited to the Company’s Executive Change in Control Policy), the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Business Combination.
(1)   Continuation, Assumption or Replacement of Awards.   In the event of a Business Combination, the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Business Combination (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Business Combination and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Business Combination, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Business Combination and contains terms and conditions that are substantially similar to those of the Award.
(2)   Acceleration.   If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Business Combination, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Business Combination as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Business Combination, and (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Business Combination, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Business Combination. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Business Combination and shall be effective only immediately before such consummation.
(3)   Payment for Awards.   If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Business Combination, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Business Combination in exchange for payments to the holders as provided in this Section 12(b) (3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Business Combination for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Business Combination, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Business Combination, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(4)   Termination After a Business Combination.   If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within twelve months after the Business Combination a Participant experiences an involuntary termination of Service for reasons other than Cause, or, if provided in an Agreement, voluntarily terminates his or her Service for Good Reason (as defined in such Agreement), then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance- based award determined as provided in Section 12(b)(2), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).
(c)   Other Change in Control.   Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company or a Company policy applicable to Participant (including but not limited to the Company’s Executive Change in Control Policy), in the event of a Change in Control that does not involve a Business Combination, all Awards will continue in accordance with their terms; provided, however, if within twelve months after the Change in Control a Participant experiences an involuntary termination of Service for reasons other than Cause or, if provided in an Agreement, voluntarily terminates his or her Service for Good Reason (as defined in such Agreement), then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, (ii) subject to clause (iii) below, any Full Value Awards that are not yet fully vested shall immediately vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(c) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such Participant’s termination of Service.
(d)   Parachute Payment Limitation.
(1)   Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(d) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).
(2)   Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A of the Code shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.
(3)   If, notwithstanding the initial application of this Section 12(d), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(d) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).
(4)   Any determination required under this Section 12(d) shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the

Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(d). The Company shall be responsible for all fees and expenses of the Accountants.
13.   Plan Participation and Service Provider Status.   Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.
14.   Tax Withholding.   The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15.   Effective Date, Duration, Amendment and Termination of the Plan.
(a)   Effective Date.   The Plan shall become effective on the date it is approved by the Company’s stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s stockholders fail to approve the Plan by September 1, 2019, the Plan will be of no further force or effect.
(b)   Duration of the Plan.   The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.
(c)   Amendment and Termination of the Plan.   The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
(d)   Amendment of Awards.   Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).

(e)   No Option or SAR Repricing.   Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.
16.   Other Provisions.
(a)   Unfunded Plan.   The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b)   Limits of Liability.   Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c)   Compliance with Applicable Legal Requirements and Company Policies.   No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).
(d)   Other Benefit and Compensation Programs.   Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e)   Governing Law.   To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.
(f)   Severability.   If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g)   Code Section 409A.   It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
(1)   If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;
(2)   If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.
(h)   Rule 16b-3.   It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)   Forfeiture and Compensation Recovery.
(1)   The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2)   Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

GENERAC VOTE

Your vote matters – here's how to vote!

Votes submitted electronically must be received by 1:00am, (Central Time), on June 13, 2024.

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2024 Annual Meeting Proxy Card

A Proposals – The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Class III Directors:

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

1 U P X

03ZI1A

– You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/GNRC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 1. Election of Class III Directors: For Abstain For Abstain For Abstain + 01 - Robert D. Dixon 02 - William D. Jenkins, Jr. 03 - David A. Ramon 04 - Kathryn V. Roedel 2. Proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ended December 31, 2024. For Abstain 3. Advisory vote on the non-binding “say-on-pay” resolution to approve the compensation of our executive officers. For Abstain 4. Proposal to approve the Amended and Restated 2019 Equity Incentive Plan. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

2024 Annual Meeting Admission Ticket

June 13, 2024, 9:00am CT
Generac corporate headquarters
S45 W29290 Hwy. 59, Waukesha, WI 53189

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The material is available at: www.envisionreports.com/GNRC

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Proxy — Generac Holdings Inc.

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Notice of 2024 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 13, 2024

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

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03ZI1A 1 U P X + q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + — York A. Ragen, Chief Financial Officer of Generac Holdings Inc., and Raj Kanuru, Executive Vice President, General Counsel and Secretary of Generac Holdings Inc., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Generac Holdings Inc. to be held on June 13, 2024 or at any postponement or adjournment thereof. (Items to be voted appear on reverse side)